AGREEMENT AND PLAN OF REORGANIZATION
                                CNE GROUP, INC.,

                            CNE ACQUISITION CORP. I,
                 (A WHOLLY OWNED SUBSIDIARY OF CNE GROUP, INC.)

                                GEORGE W. BENOIT

                              ANTHONY S. CONIGLIARO

                             SRC TECHNOLOGIES, INC.

                                       and

              the Affiliated Stockholders of SRC TECHNOLOGIES, INC.












                                   DATED AS OF
                                 April 22, 2003

                      *AGREEMENT AND PLAN OF REORGANIZATION

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
[FINAL DOC TO BE REPAGINATED.]
                                    ARTICLE I
                              RECITALS; DEFINITIONS


SECTION  1.1      Recitals                                              1
SECTION  1.2      Definitions                                           1
SECTION  1.3      Rules of Construction                                 1

                                   ARTICLE II
                                   THE MERGER

SECTION  2.1      The Merger                                            2
SECTION  2.2      Effective Time                                        2
SECTION  2.3      Closing                                               2
SECTION  2.4      Effects of the Merger                                 2
SECTION  2.5      Certificate of Incorporation and Bylaws               2
SECTION  2.6      Directors                                             2
SECTION  2.7      Conversion of
                           CNE, Merger Sub and SRC Securities           3
SECTION  2.8      Exchange Procedures                                   3
SECTION  2.9      No Further Ownership Rights in
                           SRC Common Stock                             4
SECTION  2.10     Stock Transfer Books                                  4
SECTION  2.11     Approval of Merger and Declination of
                           Appraisal Rights                             4

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF SRC,
                 THE AFFILIATED SRC STOCKHOLDERS AND LARRY REID

SECTION  3.1      Corporate Organization                                4
SECTION  3.2      Qualification                                         4
SECTION  3.3      Authorization                                         5
SECTION  3.4      Approvals                                             5
SECTION  3.5      Absence of Conflicts                                  5
SECTION  3.6      Subsidiaries; Equity Investments                      6
SECTION  3.7      Capitalization                                        6
SECTION  3.8      Financial Statements                                  6
SECTION  3.9      Undisclosed Liabilities                               7

SECTION  3.10     Licenses
SECTION  3.11     Tax Matters                                           7
SECTION  3.12     Litigation                                            7
SECTION  3.13     Compliance with Law                                   8
SECTION  3.14     Employee Benefit Plans and Policies                   8
SECTION  3.15     Labor Matters                                         8
SECTION  3.16     Insurance                                             8
SECTION  3.17     Affiliate Interests                                   9
SECTION  3.18     Hazardous Materials                                   9
SECTION  3.19     Intellectual Property                                 9
SECTION  3.20     Disclosure                                            9
SECTION  3.21     Certain Agreements                                    10
SECTION  3.22     Absence of Changes                                    10
SECTION  3.23     Contracts and Commitments                             10
SECTION  3.24     Title to Property

                                   ARTICLE IV
        ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE AFFILIATED SRC
                            STOCKHOLDERS AND REID

SECTION  4.1      Authorization of Agreement                            11
SECTION  4.2      Investment Intent                                     12

                                    ARTICLE V
           REPRESENTATIONS AND WARRANTIES OF CNE MERGER SUB, GEORGE W.
                        BENOIT AND ANTHONY S. CONIGLIARO

SECTION  5.1      Corporate Organization                                13
SECTION  5.2      Authorization                                         13
SECTION  5.3      Approvals                                             13
SECTION  5.4      Capitalization                                        14
SECTION  5.5      Absence of Conflicts                                  14
SECTION  5.6      Authorization For CNE Securities                      14
SECTION  5.7      SEC Documents                                         15
SECTION  5.8      Merger Sub                                            15
SECTION  5.9      Undisclosed Liabilities                               15
SECTION  5.10     Certain Agreements.                                   15
SECTION  5.11      Absence of Changes                                   16
SECTION  5.12     Litigation                                            16
SECTION  5.13     Tax Matters                                           16
SECTION  5.14     Compliance with Law                                   17
SECTION  5.15     Affiliate Interest                                    17
SECTION  5.16     Hazardous Material                                    17
SECTION  5.17     Intellectual Property                                 17
SECTION  5.18     Disclosure                                            18
SECTION  5.19     Listing                                               18
SECTION  5.20     Permits                                               18

SECTION  5.21     Employee Benefit Plans and Policies                   18
SECTION  5.22     Labor Matters                                         18
SECTION  5.23     Insurance                                             18
SECTION  5.24     Qualifications                                        19
SECTION  5.25     Subsidiaries                                          19
SECTION  5.26     Contracts and Commitments                             19

                                   ARTICLE VI

                        COVENANTS OF SRC, THE AFFILIATED
                            SRC STOCKHOLDERS AND REID

SECTION  6.1      Acquisition Proposals                                 19
SECTION  6.2      Access                                                20
SECTION  6.3      Conduct of Business by SRC
                           Pending the Merger                           20
SECTION  6.4      Confidentiality                                       21
SECTION  6.5      Press Releases                                        21
SECTION  6.6      Consents                                              21
SECTION  6.7.     Agreement to Defend                                   22
SECTION  6.8      Intellectual Property Matters                         22
SECTION  6.9      Notification of Certain Matters                       25

                                   ARTICLE VII
                     COVENANTS OF CNE, BENOIT AND CONIGLIARO

SECTION  7.1      Confidentiality                                       22
SECTION  7.2      Press Releases                                        22
SECTION  7.3      Conduct of Business by CNE
                           Pending the Merger                           22
SECTION  7.4      Consents                                              24
SECTION  7.5      Agreement to Defend                                   24
SECTION  7.6      Delivery of Certificates and Warrants                 24
SECTION  7.7      Access                                                24
SECTION  7.8      Intellectual Property Matters                         25
SECTION  7.9      Acquisition Proposals                                 25
SECTION  7.10     Notification of Certain Matters                       25
SECTION  7.11     Restructuring of 12% Convertible
                           Debentures                                   25

                                  ARTICLE VIII
                                   CONDITIONS

SECTION  8.1      Conditions Precedent to Obligation
                           of Each Party to Effect the Merger           25

SECTION  8.2      Additional Conditions Precedent to
                           Obligations of CNE                           26
SECTION  8.3      Additional Conditions Precedent to
                  Obligations of SRC,
                 The Affiliated SRC Stockholders and Reid               26


                                   ARTICLE IX
                                 INDEMNIFICATION

SECTION  9.1      Agreement by SRC, the
                           The Affiliated SRC Stockholders and Reid
                            to Indemnify                                28
SECTION  9.2      Agreement by CNE, Benoit and Conigliaro
                            to Indemnify                                30
SECTION  9.3      Conditions of Indemnification                         31
SECTION  9.4      Applicability                                         31

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION  10.1     Termination                                           32
SECTION  10.2     Effect of Termination                                 32
SECTION  10.3     Brokers; Expenses                                     33
SECTION  10.4     Restrictions on Transfer of CNE Securities            33
SECTION  10.5     Waiver and Amendment                                  33
SECTION  10.6     Public Statements                                     34
SECTION  10.7     Assignment                                            34
SECTION  10.8     Notices                                               34
SECTION  10.9     Governing Law                                         35
SECTION  10.10    Severability                                          35
SECTION  10.11    Counterparts                                          35
SECTION  10.12    Headings                                              35
SECTION  10.13    Entire Agreement; Third Party Beneficiaries           35

Schedules
---------

Schedule 3.1(a) - List of SRC Subsidiaries
Schedule 3.1(b) - Corporate Organization
Schedule 3.2 - Qualification
Schedule 3.5 - List of Conflicts
Schedule 3.7(a) - List of Holders of SRC Common Stock
Schedule 3.7(b) - Capitalization
Schedule 3.8 - Financial Statements
Schedule 3.10 - Licenses
Schedule 3.11(a) - Tax Matters
Schedule 3.11b) - Tax Matters
Schedule 3.11(c) - Tax Matters
Schedule 3.12(a) - Litigation
                                       v

Schedule 3.12(b) - Litigation
Schedule 3.13 - Compliance with the Law
Schedule 3.14 - Employee Benefit Plans and Policies
Schedule 3.16 - Insurance
Schedule 3.17 - Affiliate Interests
Schedule 3.18 - Hazardous Material
Schedule 3.19 - Intellectual Property
Schedule 3.21 - Certain Agreements
Schedule 3.22 - Absence of Changes
Schedule 3.23 - Contracts and Commitments
Schedule 3.24 - Title to Property
Schedule 5.1(a) - List of CNE Subsidiaries
Schedule 5.1(b) - Corporate Organization
Schedule 5.4(a) - Capitalization
Schedule 5.4(b) - Capitalization
Schedule 5.9 - Undisclosed Liabilities
Schedule 5.11 - Absence of Changes
Schedule 5.12(b) - Litigation
Schedule 5.13(a) - Tax Matters
Schedule 5.13(b) - Tax Matters
Schedule 5.13(c) - Tax Matters
Schedule 5.14 - Compliance with the Law
Schedule 5.15 - Affiliate Interests
Schedule 5.16(c) - Hazardous Material
Schedule 5.17 - Intellectual Property
Schedule 5.21 - Employee Benefit Plans and Policies
Schedule 5.23 - Insurance
Schedule 5.24 - Qualifications
Schedule 5.26 - Contracts and Commitments


Annex:
------

Annex A - Schedule of Defined Terms

Exhibits
--------

Exhibit A. Affiliated SRC Stockholders
Exhibit B.  Section  607.1320 of Title  XXXVI,  Chapter 607 of the 2002  Florida
            Statutes.
Exhibit C. C Preferred Stock Certificate of Designations
Exhibit D. E Preferred Stock Certificate of Designations
Exhibit E. Form of C Warrant
Exhibit F. Schedule of Non-Affiliated SRC Stockholders
Exhibit G. A Preferred Stock Certificate of Designations
Exhibit H. Form of A Warrant
Exhibit I. Schedule of SRC B Preferred Stockholders
Exhibit J. B Preferred Stock Certificate of Designations

                      AGREEMENT AND PLAN OF REORGANIZATION


This Agreement and Plan of Reorganization (this "Agreement"), dated as of the 22nd day of April 2003, is among CNE GROUP, INC., a Delaware corporation ("CNE"), CNE ACQUISITION CORP. I, a Florida corporation and a wholly owned subsidiary of CNE ("Merger Sub"), each with an office at 200 West 57th Street, Suite 1103, New York, New York 10019, SRC TECHNOLOGIES, INC., a Florida corporation, ("SRC"), with an office at 3733 NW 16th Street, Lauderhill, FL 33311, and the persons listed on the signature pages hereof under the caption "Affiliated SRC Stockholders" and Exhibit A hereto which also sets forth their respective addresses and the number of shares of SRC Common Stock owned by each of them (hereinafter defined as the "Affiliated SRC Stockholders").

                                    RECITALS:

WHEREAS, the parties to this Agreement have determined it is in their best long-term interests to effect a business combination pursuant to which SRC will merge with and into Merger Sub on the terms and subject to the conditions set forth herein (the "Merger");

WHEREAS, the respective Boards of Directors of CNE, Merger Sub and SRC have approved this Agreement and the Merger pursuant to the terms and conditions herein set forth;

WHEREAS, the Affiliated SRC Stockholders own an aggregate of 6,650,000 shares of SRC common stock, par value $0.001 (the "SRC Common Stock"), which represents 71.9% of the outstanding SRC Common Stock and each Affiliated SRC Stockholder will agree, subject to the terms and conditions of this Agreement, to vote his or her shares of SRC Common Stock to approve the Merger;

WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify to the extent possible as a reorganization described in Section 368(a)
(II) (D) of the Internal Revenue Code of 1986, as amended (the "Code");

WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger;

NOW, THEREFORE, in consideration of the above premises and the mutual promises set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                                    ARTICLE I

                              RECITALS; DEFINITIONS

Section 1.1 Recitals. The recitals are hereby incorporated herein and made a part hereof.

Section 1.2. Definitions. Certain capitalized and other terms used in this Agreement are defined in Annex A hereto and are used herein with
                                       --------
              the meanings ascribed to them therein.

Section 1.3. Rules of Construction. Unless the context otherwise requires, as used in this Agreement, (a) a term has the meaning ascribed to it; (b) an accounting term not otherwise defined has the meaning ascribed to it in accordance with GAAP; (c) "or" is not exclusive; (d) "including" means "including, without limitation;" (e) words in the singular include the plural;
(f) words in the plural include the singular; (g) words applicable to one gender shall be construed to apply to each gender; (h) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement; (i) the terms "Article" or "Section" shall refer to the specified Article or Section of this Agreement; and (j) section and paragraph headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

                                   ARTICLE II

                                   THE MERGER

Section 2.1. The Merger. At the Effective Time (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement and in accordance with the Florida General Corporation Law (the "FGCL"), SRC shall be merged with and into Merger Sub. Following the Merger, Merger Sub shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of SRC shall cease.

Section 2.2 Effective Time. As soon as practicable after the Closing, the parties hereto will file with the Secretary of State of the State of Florida, a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the corporation law of such state. The effective time of the filing of the certificate of merger with the Secretary of State of the State of Florida is the "Effective Time."

Section 2.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of CNE within seven
(7) business days after all the conditions set forth in Article VIII hereof are satisfied or waived but in no event later than April 30, 2003. The date on which the Closing occurs is herein referred to as the "Closing Date."

Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in the FGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of SRC and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of SRC and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section  2.5  Certificate  of  Incorporation  and  Bylaws.  The  Certificate  of
Incorporation of Merger Sub in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable Law. The bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

Section 2.6 Directors. The directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Section 2.7 Conversion of CNE, Merger Sub and SRC Securities.

     (a) At the Effective Time, each outstanding share of the common stock, $0.001 par value per share, of Merger Sub shall, by virtue of the Merger and without any action on the part of CNE, Merger Sub or SRC, be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation;

     (b) At the Effective Time, or thereafter as otherwise provided by the FGCL:

          (i) each share of SRC Common Stock issued and outstanding immediately prior to the Effective Time that shall be owned by an Affiliated SRC Stockholder shall, by virtue of the Merger and without any action on the part of CNE, Merger Sub, SRC or any holder thereof, be converted into and be exchangeable for the right to receive 0.732 newly issued fully paid and non-assessable non-voting shares of Class C Preferred Stock, par value $0.00001 per share, of CNE (the "C Preferred Stock") and warrants (the "C Warrants" together with the C Preferred Stock, the A Preferred Stock and A Warrants, both as defined in Paragraph 2.7(b)(ii) below, the CNE Common Stock to be issued to the Non-Affiliated SRC Stockholders as provided in Paragraph 2.7(b)(ii) below, and the B Preferred Stock as defined in Paragraph 2.7(b)(iii) below sometimes hereinafter referred to as the "CNE Securities") to purchase shares of CNE common stock, par value $0.00001 per share, (the "CNE Common Stock") at a ratio (the "C Preferred Exchange Ratio") of 0.732 shares of C Preferred Shares and .732 C Warrants for each share of SRC Common Stock. An aggregate of Four Million, Eight Hundred and Sixty Seven Thousand, Nine Hundred and Thirty Eight (4,867,937)) shares of C Preferred Stock (hereinafter sometimes referred to as the "Purchase Price") shall be issued pursuant to this Paragraph 2.7(b)(i). At CNE's option, CNE may redeem all, or any part, of the C Preferred Stock commencing sixty (60) months after the date of issuance for a period of six (6) months thereafter (the "Initial C Redemption Period"), for (A) cash as provided in the Certificate of Designations of Rights and Preferences reflecting the voting powers, designations, preferences and relative participating, optional or other special rights of the C Preferred Stock (the "C Preferred Stock Certificate of Designations" which is appended hereto a Exhibit C), (B) Four Million, Eight Hundred and Sixty Seven Thousand, Nine Hundred and Thirty Eight (4,867,937) shares of CNE Common Stock, or (C) shares of CNE'S Class E 8% Cumulative Preferred Stock (the "E Preferred Stock") having an aggregate stated value of Seven Million, One Hundred and Fifty Two Thousand Five Hundred and Ninety Seven ($7,152,597) Dollars, quarterly dividend payments and, under certain circumstances as provided in the E Preferred Stock Certificate of Designations, be granted certain voting rights. A copy of the E Preferred Stock Certificate of Designations is appended hereto a Exhibit D. If CNE shall fail to redeem the C Preferred Stock during the Initial C Redemption Period, the C

          Preferred Stock shall thereafter bear a twelve percent (12%) cumulative dividend, payable quarterly in cash, and, under certain circumstances as provided in the C Preferred Stock Certificate of Designations, be granted certain voting rights. In the event CNE shall liquidate, the holders of the C and E Preferred Stock will share in any assets remaining after payment to the holders of any other then outstanding preferred stock on a pari passu basis with the holders of the CNE Common Stock as if the C Preferred Stock had been redeemed for CNE Common Stock as provided herein. The C Warrants will be exercisable in cash for an aggregate of Four Million, Eight Hundred and Sixty Seven Thousand, Nine Hundred and thirty Seven (4,867,937) shares of CNE Common Stock at the higher of the average closing price of CNE Common Stock on the AMEX for the ten (10) trading days preceding the Closing or One ($1.00) Dollar per share. They will expire ten (10) years after issuance and will be non-detachable from the C Preferred Stock and non-exercisable for sixty six (66) months after issuance. A copy of the C Warrant is appended hereto a Exhibit E.

          (ii) each share of SRC Common Stock issued and outstanding immediately prior to the Effective Time that shall be owned by a holder of SRC Common Stock who is not an Affiliated SRC Stockholder (collectively the "Non-Affiliated SRC Stockholders") and shall have voted in favor of the Merger or shall not have exercised his or her right of appraisal as provided by Section 607.1320 of Title XXXVI, Chapter 607 of the FGCL (an "Approving SRC Stockholder" together with the Affiliated Stockholders and the "Approving SRC B Preferred Stockholders" as defined in Paragraph 2.7(b)(iii) below, hereinafter referred to as the "SRC Stock Holders") shall, by virtue of the Merger and without any action on the part of CNE, Merger Sub, SRC or any holder thereof, be converted into and be exchangeable for the right to receive newly issued fully paid and non-assessable shares of CNE Common Stock, newly issued fully paid and non-assessable non-voting shares of CNE Class A Preferred Stock, par value $0.00001 per share (the "A Preferred Stock) and warrants (the "A Warrants") to purchase CNE Common Stock as set forth in the Schedule of Nonaffiliated SRC Stockholders appended hereto as Exhibit F, subject to such holder providing CNE with reasonably acceptable investment representations and related documentation. An aggregate of Eight Hundred Ninety Nine Thousand Nine Hundred and Seventy Six (899,976) shares of CNE Common Stock and One Million, Six Hundred and Ninety Seven, Nine Hundred and Sixty One (1,697,961) shares of A Preferred Stock and a like number of A Warrants shall be issued pursuant to this Paragraph 2.7(b)(ii). The aggregate stated value of the A Preferred Stock shall be One Million, Six Hundred and Ninety Seven, Nine Hundred and Sixty One ($1,697,961)) Dollars (the "A stated Value"). The A Preferred Stock shall have an aggregate liquidating preference value equal to the A Stated Value, which shall be senior to all other CNE equity. At CNE's option, CNE may redeem all, but not any part, of the A Preferred Stock commencing sixty (60) months after the date of issuance for a period of six (6) months thereafter (the "Initial A Redemption Period"), for (A) cash as provided in the Certificate of Designations of Rights and Preferences reflecting the voting powers, designations, preferences and relative participating, optional or other special rights of the A Preferred

          Stock (the "A Preferred Stock Certificate of Designations" which is appended hereto a Exhibit G), (B) One Million, Six Hundred and Ninety Seven, Nine Hundred and Thirty Seven (1,697,937) shares of CNE Common Stock, or (C) shares of E Preferred Stock having an aggregate stated value of Two Million, Four Hundred and Ninety Five Thousand, Four Hundred and Forty Eight ($2,495,448) Dollars. If CNE shall fail to redeem the A Preferred Stock during the Initial A Redemption Period, the A Preferred Stock shall thereafter bear a twelve percent (12%) cumulative dividend, payable quarterly in cash, and under certain circumstances as provided in the A Preferred Stock Certificate of Designations, be granted certain voting rights. The A Warrants will be exercisable in cash for an aggregate of One Million, Six Hundred and Ninety Seven, Nine Hundred and Sixty One (1,697,961) shares of CNE Common Stock at the higher of the average closing price of CNE Common Stock on the AMEX for the ten (10) trading days preceding the Closing or One ($1.00) Dollar per share. They will expire ten (10) years after issuance and will be non-detachable from the A Preferred Stock and non-exercisable for sixty six (66) months after issuance. A copy of the A Warrant is appended hereto a Exhibit D. A; and

          (iii) each share of SRC Series B Preferred Stock issued and outstanding immediately prior to the Effective Time that shall be owned by a holder of SRC Series B Preferred Stock (collectively the "SRC B Preferred Stockholders") and shall have voted in favor of the Merger or shall not have exercised his or her right of appraisal as provided by Section 607.1320 of Title XXXVI, Chapter 607 of the FGCL (an "Approving SRC B Preferred Stockholder") shall, by virtue of the Merger and without any action on the part of CNE, Merger Sub, SRC or any holder thereof, be converted into and be exchangeable for the right to receive newly issued fully paid and non-assessable shares of CNE Class B Preferred Stock, (par value One Hundred ($100.00) Dollar per share (the "B Preferred Stock) as set forth in the Schedule of SRC B Preferred Stockholders appended hereto as Exhibit I, subject to such holder providing CNE with reasonably acceptable investment representations and related documentation. An aggregate of Four Hundred and Forty (4,400) shares of CNE B Preferred Stock shall be issued pursuant to this Paragraph 2.7(b)(iii). The aggregate stated value of the B Preferred Stock shall be Four Hundred and Forty Thousand ($440,000) Dollars (the "B stated Value"). The B Preferred Stock shall have an aggregate liquidating preference value equal to the B Stated Value, which shall be senior to all other CNE equity except for the A Preferred Stock. A Copy of the C Preferred Stock Certificate of Designations is appended hereto as Exhibit J.

          (iv) each Non-Affiliated SRC stockholder and/or SRC B Preferred Stockholder who shall have voted against the Merger and shall have exercised his or her right of appraisal as provided by Section
          607.1320 of the FGCL shall thereafter have such rights as he or she may be granted pursuant to Section 607.1302 of the FGCL.

     (c) At the Effective Time, all options, warrants, convertible notes and other rights, entitling the holders thereof to purchase or otherwise acquire any shares of SRC Common Stock (collectively, "Instruments") shall be canceled, retired and cease to exist at and as of the Effective Time. A complete list of the Instruments is set forth on Schedule 3.7(c).

Section 2.8 Exchange Procedures.

     (a) The Surviving Corporation will act as exchange agent in connection with the Merger.

     (b) At the Closing the SRC Stock Holders shall deliver to the Surviving Corporation, acting as transfer agent, their certificates representing SRC Common Stock in exchange for receiving the CNE Securities. CNE shall make available for exchange in accordance with this Section 2.8 certificates representing the CNE Securities issuable pursuant to Section 2.7(b)(i), (ii)and
(iii). Upon surrender of the certificates formerly representing shares of SRC Common Stock owned by each SRC Stock Holder (the "Certificates"), such SRC Stock Holder shall be entitled to and, except as otherwise provided in the next succeeding sentence, shall receive in exchange therefor CNE Securities representing, in the aggregate, the number of shares of A, B and C Preferred Stock and fractional shares thereof and A and C Warrants and/or shares of CNE Common Stock or fractional shares thereof, as the case may be, that he or she has the right to receive pursuant to Section 2.7 (after taking into account all SRC Common and/or B Preferred Stock then held by such SRC Stock Holder). Anything to the contrary not withstanding, the Affiliated SRC Stockholders agree that at the Closing an aggregate of One Million (1,000,000) shares of the C Preferred Stock and a like number of C Warrants issuable to them in exchange for their shares of SRC Common Stock as provided herein, shall be delivered to Lawrence D. Greenberg, Esq., as escrow agent, to be held in escrow pursuant to the terms of the escrow agreement (the "Escrow Agreement"), dated as of the date hereof, which is being executed by all parties hereto and is appended hereto as
Exhibit I.

Section 2.9 No Further Ownership Rights in SRC Common or B Preferred Stock. All CNE Securities issued upon conversion of SRC Common Stock in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to SRC Common and B Preferred Stock.

Section 2.10 Stock Transfer Books. The stock transfer books of SRC shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of SRC Common Stock thereafter on the records of SRC. On or after the Effective Time, any Certificates presented to the Surviving Corporation or CNE for any reason shall be converted into CNE Securities with respect to SRC Common Stock formerly represented thereby at the applicable Exchange Ratio.

Section  2.11  Approval of Merger and  Declination  of  Appraisal  Rights.  This
executed Agreement shall constitute agreement and acknowledgment of each Affiliated SRC Stockholder to (a) vote his or her shares of SRC Common Stock to approve the Merger and (b) decline any appraisal rights under Sections 607.1302 and 6071320 FGCL. By executing this Agreement, each Affiliated SRC Stockholder acknowledges receipt of written notice of appraisal rights and a copy of Sections 607.1302 and 607.1320 of FGCL at least ten (10) days prior to the date of executing this Agreement. Sections 607.1302 and 607.1320 of the FGCL are attached hereto as Exhibit B.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
               SRC, THE AFFILIATED SRC STOCKHOLDERS AND LARRY REID

SRC, the Affiliated SRC Stockholders and Larry Reid ("Reid"), jointly and severally, hereby represent and warrant to CNE and Merger Sub as follows:

Section 3.1 Corporate Organization. SRC and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization with all requisite corporate power and authority to own or lease its properties and conduct its business as now owned, leased or conducted and SRC has the requisite power to execute, deliver and perform this Agreement and each instrument, document or agreement required hereby to be executed and delivered by it at, or prior to, the Closing. Schedule 3.1(a) sets forth a list of the subsidiaries of SRC, all of which are wholly owned by it free and clear of all liens and encumbrances except as set forth in
Schedule 3.1(a). True and complete copies of the certificate of incorporation and bylaws (or other organizational documents) of SRC and each of its subsidiaries are included in Schedule 3.1(b). The minute books of SRC and each of its subsidiaries made available to CNE are complete and accurately reflect all action taken prior to the date of this Agreement by the board of directors of SRC and each of its subsidiaries, as the case may be, and the stockholders thereof in their capacities as such.

Section 3.2 Qualification. SRC and each of its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business as now conducted or the character of the property owned or leased by it makes such qualification necessary and failure to so qualify could have a Material Adverse Effect on the financial condition, results of operations, business or properties of SRC, its subsidiaries or the Surviving Corporation. Schedule 3.2 sets forth a list of the jurisdictions in which SRC and each of its subsidiaries is qualified to do business, if any.

Section 3.3 Authorization. The execution and delivery by SRC of this Agreement, the performance of its obligations pursuant hereto and the execution, delivery and performance of each instrument, document or agreement required hereby to be executed and delivered by it at, or prior to, the Closing have been duly and validly authorized by all requisite corporate action on the part of SRC and no other corporate proceedings on its part are necessary to authorize this Agreement or any other instrument, document or agreement required hereby to be executed by SRC at, or prior to, the Closing. The Board of Directors of SRC has voted to recommend approval of the Merger to the stockholders of SRC and such determination remains in effect. This Agreement has been, and each instrument, document or agreement required hereby to be executed and delivered by SRC at, or prior to, the Closing will then be, duly executed and delivered by it, and this Agreement constitutes, and, to the extent it purports to obligate SRC, each such instrument, document or agreement will constitute (assuming due authorization, execution and delivery by each other party thereto), the legal, valid and binding obligation of SRC, enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

Section 3.4 Approvals. Except for the applicable filings with the Secretary of State of the State of Florida relating to the Merger , to the knowledge of SRC, the Affiliated SRC Stockholders and Reid, no filing or registration with, and no consent, approval, authorization, permit, certificate or order of any Court or Governmental Authority is required by any applicable Law or by any applicable Order or any applicable rule or regulation of any Court or Governmental Authority to permit SRC, the Affiliated SRC Stockholders or Reid to execute, deliver, perform or consummate the transactions contemplated by this Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

Section 3.5 Absence of Conflicts. Except to the extent set forth in Schedule 3.5, neither the execution and delivery by SRC, the Affiliated SRC Stockholders or Reid of this Agreement or any instrument, document or agreement required hereby to be executed and delivered by any of them at, or prior to, the Closing, nor the performance by SRC, the Affiliated SRC Stockholders Reid of their respective obligations under this Agreement or any such instrument, document or agreement will (assuming receipt of all consents, approvals, authorizations, permits, certificates and orders disclosed as required in Section 3.4) to the knowledge of the SRC, any of the Affiliated SRC Stockholders or Reid (a) violate or breach the terms of or cause a default under (i) any applicable Law, (ii) any applicable Order or any applicable rule or regulation of any Court or
Governmental Authority, (iii) any applicable permits received from any Governmental Authority or Court, (iv) the articles of incorporation or bylaws or other organizational documents of SRC or any of its subsidiaries, or (v) any contract or agreement to which SRC, any of its subsidiaries, any of the Affiliated SRC Stockholders or Reid is a party or by which any of them, or, in the case of SRC and its subsidiaries, any of its properties, is bound, or (b) result in the creation or imposition of any Lien on any of the properties or assets of SRC, any of its subsidiaries or the Surviving Corporation, or (c) result in the cancellation, forfeiture, revocation, suspension or adverse modification of any existing consent, approval, authorization, license, permit, certificate or order of any Court or Governmental Authority, or (d) with the passage of time or the giving of notice or the taking of any action of any third party have any of the effects set forth in clauses (a), (b) or (c) of this Section.

Section 3.6 Subsidiaries; Equity Investments. Except as set forth in Schedule 3.1(a), SRC has not controlled, directly or indirectly, or had any direct or indirect equity participation in, any Person during the five-year period preceding the date hereof.

Section 3.7 Capitalization.

     (a)  Schedule  3.7(a)  sets  forth  with  respect  to SRC  and  each of its
          ----------------
subsidiaries its authorized and outstanding Common Stock and Preferred Stock (the "SRC Capital Stock"). Each outstanding share of the Common Stock of SRC and each of its subsidiaries has been duly authorized, is validly issued, fully paid and non-assessable and was not issued in violation of any preemptive rights of any stockholder. Set forth in Schedule 3.7(a) are the names, social security or

IRS identification numbers and addresses (as reflected in the corporate records of SRC) of each record holder of the Common Stock of SRC, together with the number of shares held by each such Person.

     (b) Except as disclosed in Schedule 3.7(b) or as may be issued in connection with SRC's agreement to acquire Denbridge Digital, Ltd. and a certain related patent (the "Denbridge Agreements"), there is not outstanding any capital stock or other security, including, without limitation, any option, warrant or right, entitling the holder thereof to purchase or otherwise acquire any shares of the Common Stock of SRC or any of its subsidiaries, and there are no contracts, agreements, commitments or arrangements obligating SRC, any of its subsidiaries or the Surviving Corporation (i) to issue, sell, pledge, dispose of or encumber any shares of, or any options, warrants or rights of any kind to acquire, or any securities that are convertible into or exercisable or exchangeable for, any shares of, any class of capital stock of SRC, any of its subsidiaries or the Surviving Corporation, or (ii) to redeem, purchase or acquire or offer to acquire any shares of, or any outstanding option, warrant or right to acquire, or any securities that are convertible into or exercisable or exchangeable for, any shares of, any class of capital stock of SRC, any of its subsidiaries or the Surviving Corporation.

Section 3.8 Financial Statements. Appended hereto as Schedule 3.8 are and complete copies of the audited consolidated financial statements of SRC consisting of (i) an audited consolidated balance sheet (the "SRC 2002 Balance Sheet") of SRC as of December 31, 2002 (the "SRC 2002 Balance Sheet Date") (and the related audited consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended (including the notes thereto) (collectively with the SRC 2002 Balance Sheet, the "SRC 2002 Financial Statements") and (ii) an audited consolidated balance sheet of SRC as of December 31, 2001 (the "SRC 2001 Balance Sheet") and the related audited consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended (including the notes thereto) (collectively with the SRC 2001 Balance Sheet, the "SRC 2001 Financial Statements" and together with the SRC 2002 Financial Statements, the "SRC Financial Statements"). The SRC Financial Statements present fairly the financial position of SRC and the results of its operations and changes in financial position as of the dates and for the periods indicated therein in conformity with GAAP. The SRC Financial Statements do not omit to state any liabilities, absolute or contingent, required to be stated therein in accordance with GAAP. All accounts receivable of SRC reflected in the SRC Financial Statements and as incurred since the SRC 2002 Balance Sheet Date, represent sales made in the ordinary course of business, are collectible (net of any reserves for doubtful accounts shown in the SRC 2002 Financial Statements) in the ordinary course of business and, except as set forth in Schedule 3.8, are not in dispute or subject to counterclaim, set-off or re-negotiation.

Section 3.9. Undisclosed Liabilities. Except as and to the extent of the amounts specifically reflected or accrued for in the SRC Financial Statements, to the knowledge of SRC, the Affiliated SRC Stockholders and Reid, neither SRC nor any of its subsidiaries have any material liabilities or obligations of any nature whether absolute, accrued, contingent or otherwise, and whether due or to become due. The reserves reflected in the SRC 2002 Balance Sheet are adequate, appropriate and reasonable in accordance with GAAP.

Section 3.10 Licenses. SRC and each of its subsidiaries has obtained all licenses, certificates of authority, permits, authorizations, orders and approvals of, and has made all registrations or filings with, all Governmental Authorities as required in connection with the conduct of its business other than licenses, certificates, permits, authorizations, orders, approvals, registrations or filings which if not obtained or made would not have Material Adverse Effect on SRC, any of its subsidiaries, or their respective business or financial conditions (collectively , the "Licenses"). Schedule 3.10 sets forth a true and complete list of the Licenses of SRC and its subsidiaries (including the jurisdictions in which they possess Licenses or other approvals to conduct their respective businesses) together with a description of the nature thereof. Neither SRC nor any of its subsidiaries is transacting any business in any jurisdiction in which it is not authorized or permitted to transact such business. All Licenses are valid and in full force and effect. No such License is the subject of a proceeding for suspension or revocation or similar proceedings, and to the knowledge of SRC, the Affiliated SRC Stockholders and Reid no such proceeding is threatened.

Section 3.11 Tax Matters.

     (a) Except as set forth in Schedule 3.11(a) (and except for filings and payments of assessments the failure of which to file or pay will not have a Material Adverse Effect on SRC, any of its subsidiaries or the Surviving Corporation) to the knowledge of SRC, the Affiliated SRC Stockholders and Reid:
(i) all Tax Returns which are required to be filed on or before the Closing Date by or with respect to SRC and each of its subsidiaries have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to SRC and each of its subsidiaries have been or will be satisfied in full, (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax; and (vii) all positions taken in the Tax Returns have been taken with no less than a "more likely than not" expectation correctness.

     (b) There is no claim against SRC or any of its subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or, to the knowledge of SRC, the Affiliated SRC Stockholders and Reid, proposed with respect to any Tax Return of or with respect to SRC or any of its subsidiaries, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Schedule 3.11(b).

     (c) Except as set forth in Schedule 3.11(c), there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to SRC or any of its subsidiaries, or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to SRC or any of its subsidiaries.

     (d) The total amounts set up as liabilities for current and deferred Taxes in the SRC Financial Statements are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to SRC or any of its subsidiaries, as the case may be, up to and through the periods covered thereby.

Section 3.12 Litigation.

     (a) Except as set forth in Schedule 3.12(a), there are no actions at law, suits in equity, investigations, proceedings or claims pending or, to the knowledge of SRC, the Affiliated SRC Stockholders and Reid, threatened against or affecting SRC or any of its subsidiaries before or by any Court or Governmental Authority.

     (b) Except as contemplated by this Agreement and except to the extent set forth in Schedule 3.12(b), SRC and each of its subsidiaries has performed all obligations required to be performed by it to date and is not in default under, and to the knowledge of SRC, the Affiliated SRC Stockholders and Reid, no event has occurred which, with the lapse of time or action by a third party, could result in a material default under any contract or other agreement to which SRC or any of its subsidiaries is a party or by which it or any of its properties is bound or under any applicable Order of any Court or Governmental Authority.

Section 3.13 Compliance with Law. Except as set forth in Schedule 3.13, to the knowledge of SRC, the Affiliated SRC Stockholders and Reid, SRC and each of its subsidiaries are in material compliance with all applicable statutes and other applicable Laws and all applicable rules and regulations of all federal, state, foreign and local governmental agencies and authorities.

Section 3.14 Employee Benefit Plans and Policies.

Except as set forth in Schedule 3.14, neither nor SRC nor any of its subsidiaries maintains or has an obligation to contribute to, and has at no time since the effective date of ERISA maintained or had an obligation to contribute to, any "employee pension benefit plan" as defined in Section 3(2) of ERISA with regard to any employee, past or present, and neither SRC nor any of its subsidiaries is and has at any time since the effective date of the Multiemployer Pension Plan Amendment Act of 1980 been a party to, or during such period made any contribution to, any "Multiemployer Plan" as defined in Section 3(37) of ERISA (collectively the "Plans") with regard to any employee, past or present.

Section 3.15 Labor Matters. Neither SRC nor any of its subsidiaries is a party to any collective bargaining agreement, and to the knowledge SRC, the Affiliated SRC Stockholders and Reid, SRC and each of its subsidiaries is in compliance in all material respects with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practices.

Section 3.16 Insurance. Schedule 3.16 sets forth a list of all policies of insurance currently in effect relating to the business or operations of SRC and each of its subsidiaries. Such insurance policies are in full force and effect. SRC and each of its subsidiaries are currently insured, and since the inception of operations by SRC and each of its subsidiaries, as the case may be, has been insured, against such risks as companies engaged in the same or substantially similar business would, in accordance with good business practice, customarily be insured. SRC and each of its subsidiaries, as the case may be, have given in a timely manner to its insurers all notices required to be given under such insurance policies with respect to all claims and actions covered by insurance, and, except as set forth in Schedule 3.16, no insurer has denied coverage of any such claims or actions or reserved its rights in respect of or rejected any of such claims. Neither SRC nor any of its subsidiaries has received any notice or other communication from any such insurer canceling or materially amending any of such insurance policies, and no such cancellation is pending or threatened. The execution of this Agreement and the consummation of the transactions contemplated hereby will not cause such insurance policies to lapse, terminate or be canceled and will not result in any party thereto having the right to terminate or cancel such insurance policies.

Section 3.17 Affiliate Interests. Except as set forth in Schedule 3.17, no employee, officer, director or stockholder or former employee, officer, director or stockholder of SRC or any of its subsidiaries has any interest in any property, tangible or intangible, including, without limitation, patents, trade secrets, other confidential business information, trademarks, service marks or trade names, used in or pertaining to the business of SRC or any of its subsidiaries, except for the normal rights of employees and stockholders.

Section 3.18 Hazardous Materials.

     (a) To the knowledge of SRC, the Affiliated SRC Stockholders and Reid, SRC and each of its subsidiaries are in compliance in all material respects with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder (together "Environmental Laws"), and SRC and each of its subsidiaries have all necessary government permits, licenses, certificates and approvals in relation thereto.

     (b) Neither SRC nor any of its subsidiaries has received any complaint, order, directive, claim, citation or notice of, and neither SRC, the Affiliated SRC Stockholders nor Reid know of any fact(s) that might constitute a violation(s) of any Environmental Laws.

     (c) Except in accordance with a valid governmental permit, license, certificate or approval listed in Schedule 3.18, to the knowledge of SRC, the Affiliated SRC Stockholders and Reid, there has been no emission, spill, release or discharge of Hazardous Material in or at the place of business of SRC or the place of business of any of its subsidiaries, or of any toxic or hazardous substances or wastes into or upon (i) the air; (ii) soils or any improvements located thereon; (iii) the water (including adjacent water and underground water); or (iv) any sewer, septic system or waste treatment, storage or disposal system for which SRC any of its subsidiaries or the Surviving Corporation could be held liable.

Section 3.19 Intellectual Property. Except as set forth in Schedule 3.19, SRC and each of its subsidiaries owns, or is licensed or otherwise has the right to use all Intellectual Property that is necessary for the conduct of the business and operations of SRC and each of its subsidiaries, as the case may be, as currently conducted. To the knowledge of SRC, the Affiliated SRC Stockholders and Reid, (a) the use of the Intellectual Property by SRC and each of its subsidiaries, as the case may be, does not infringe on the rights of any Person, and (b) no Person is infringing on any right of SRC or any of its subsidiaries, as the case may be, with respect to any Intellectual Property. No claims that

SRC or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property are pending or, to the knowledge of SRC, the Affiliated SRC Stockholders and Reid, threatened. All of the Intellectual Property that is owned by SRC and each of its subsidiaries is owned free and clear of all encumbrances and was not misappropriated from any Person. All of the Intellectual Property that is licensed by SRC and each of its subsidiaries is licensed pursuant to valid and existing license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss of any Intellectual Property by SRC, any of its subsidiaries or the Surviving Corporation.

Section 3.20 Disclosure. To the best of their knowledge, SRC, the Affiliated SRC Stockholders and Reid have disclosed in writing, or pursuant to this Agreement and the Schedules attached hereto, all facts material to the business, assets, prospects and condition (financial or otherwise) of SRC and each of its subsidiaries. To the best of their knowledge, no representation or warranty to CNE by SRC, any of the Affiliated SRC Stockholders or Reid contained in this Agreement, and no statement contained in the Schedules attached hereto, no certificate, list or other writing furnished to CNE by SRC, any of the Affiliated SRC Stockholders or Reid pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. Each statement contained in this Agreement, the Schedules attached hereto, and any certificate, list, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed a representation and warranty of SRC and each of the Affiliated SRC Stockholders and Reid for all purposes of this Agreement.

Section 3.21 Certain Agreements. Except as set forth in Schedule 3.21, neither SRC nor any of its subsidiaries nor any of their respective officers or directors, is a party to, or bound by, any contract, agreement or organizational document which purports to restrict, by virtue of a non-competition, territorial exclusivity or other provision covering such subject matter purportedly enforceable by a third party against SRC any of its subsidiaries or the Surviving Corporation, or any of their respective officers or directors, the scope of the business or operations of SRC, any of its subsidiaries or the Surviving Corporation, or any of their respective officers or directors, geographically or otherwise.

Section 3.22 Absence of Changes. Except as disclosed in Schedule 3.22 or as contemplated by this Agreement, since the date of the SRC 2002 Balance Sheet, there has not been: (a) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having, or likely to have, or which, with or without notice or lapse of time or both, would have, a Material Adverse Effect on SRC or any of its subsidiaries; (b) any damage, destruction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect on SRC or any of its subsidiaries; (c) any entry into any commitment or transaction material to SRC or any of its subsidiaries (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice, or (d) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of SRC or any of its subsidiaries. Since date of the SRC 2002 Balance Sheet neither SRC, the Affiliated SRC Stockholders nor Reid are aware of any fact or facts that, with or without notice or lapse of time or both, would, individually or in the aggregate, result in a Material Adverse Effect on SRC or any of its subsidiaries.

Section 3.23 Contracts and Commitments. Schedule 3.23 includes (a) a list of all written and oral contracts to which SRC or any of its subsidiaries is a party or by which its property is bound that involve consideration or other expenditure in excess of $10,000 or performance over a period of more than six (6) months or that is otherwise material to its business or operations ("Material Contracts");
(b) a list of all real or personal property leases to which SRC or any of its subsidiaries is a party involving consideration or other expenditure in excess of $10,000 over the term of the lease ("Material Leases"); (c) a list of all guarantees of, or agreements to indemnify or be contingently liable for, the payment or performance by any Person to which SRC or any of its subsidiaries is a party ("Guarantees") and (d) a list of all contracts or other formal or informal understandings between SRC or any of its subsidiaries and any of its respective officers, directors, employees, agents, stockholders or affiliates ("Related Party Agreements"). True and complete copies of each Material Contract, Material Lease, Guarantee and Related Party Agreement, to the extent they are in written form, have been furnished to CNE. Except as may be set forth in Schedule 3,23, each Material Contract is in full forces and effect, valid and binding in accordance with its terms and no notice of any breach or violation thereof has been given to SRC, the Affiliated Stockholders or Reid.

Section 3.24 Title to Property. Except as set forth on Schedule 3.24, SRC has good and marketable title to all the real property and good and valid title to all other property included in the SRC Financial Statements other than property disposed of in the ordinary course of business after the date of the SRC 2002 Balance Sheet. Except as set forth in Schedule 3.24, SRC's properties are not subject to any mortgage, encumbrance or lien of any kind except minor encumbrances, which do not materially interfere with the use of the property in the conduct of SRC's business.

                                   ARTICLE IV

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                   OF THE AFFILIATED SRC STOCKHOLDERS AND REID

Each Affiliated SRC Stockholder and Reid hereby, severally but not jointly, represents and warrants to CNE that:

Section 4.1 Authorization of Agreement. He or she has full legal right, power, capacity and authority to execute, deliver and perform his or her obligations pursuant to this Agreement and to execute, deliver and perform his or her obligations under each instrument, document or agreement required hereby to be executed and delivered by such Stockholder at, or prior to, the Closing. The execution of this Agreement by SRC represents the consent by 100 percent of the Affiliated SRC Stockholders and Reid to the terms and provisions of this Agreement and the transactions contemplated herein. This executed Agreement shall also constitute such Affiliated SRC Stockholders' and Reid's written waiver of all applicable notice requirements. The date set forth beneath such Affiliated SRC Stockholder's and Reid's signature is the actual date of execution and delivery of this Agreement by such Affiliated SRC Stockholder and Reid to SRC and CNE. This executed Agreement shall be filed in SRC's minute books as evidence of such Stockholder's and Reid's action.

Section 4.2 Investment Intent. With respect to his or her acquisition of the CNE Securities, he or she represents and warrants to CNE that he or she: (a) will acquire the CNE Securities pursuant to the Merger solely for his or her account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of any of the CNE Securities or CNE Common Stock issuable upon exercise of the D Warrants in connection with any distribution except in full compliance with all applicable securities laws; (b) is not a party to any agreement or other arrangement for the disposition of any securities of CNE; (c) is an "accredited investor" as defined in Securities Act Rule 501(a); (d) (i) is able to bear the economic risk of an investment in the CNE Securities acquired pursuant to this Agreement, (ii) can afford to sustain a total loss of that investment, (iii) has such knowledge and experience in financial and business matters, and such past participation in investments, that he or she is capable of evaluating the merits and risks of the proposed investment in the CNE Securities, (iv) has received and reviewed the SEC Documents as defined below in Section 5.7, (v) has had an adequate opportunity to ask questions of and receive answers from the officers of CNE concerning any and all matters relating to the transactions contemplated hereby, including the background and experience of the current officers and directors of CNE, the plans for the operation of the business of CNE, and the business, operation and financial condition of CNE, and (vi) has asked all questions of the nature described in the preceding clause (iv), and all those questions have been answered to his or her satisfaction; (e) acknowledges that the securities to be delivered to him or her pursuant to the Merger and upon exercise of the D Warrants have not been and will not be registered under the Securities Act or qualified under applicable blue sky laws and therefore may not be resold by him or her without compliance with the registration requirements of the Securities Act or an exemption therefrom and that the certificates he or she will receive will bear a legend substantially in the form set forth in Section 10.4 of this Agreement and stop transfer instructions; (f) acknowledges that, if a corporation or other business entity, it was not formed for the specific purpose of acquiring the CNE Securities; and (g) without limiting any of the foregoing, agrees not to dispose of any portion of the CNE Securities or the shares of CNE Common Stock issuable upon exercise of the D Warrants unless a registration statement under the Securities Act is in effect as to the applicable securities and the disposition is made in accordance with that registration statement, or such deposition is made in accordance with an exemption from the registration requirements under the Securities Act and applicable state securities laws.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
         OF CNE, MERGER SUB, GEORGE W. BENOIT AND ANTHONY S. CONIGLIARO

CNE, the Merger Sub, George W. Benoit ("Benoit") and Anthony S. Conigliaro ("Conigliaro") hereby represent and warrant, jointly and severally, to SRC, the Affiliated SRC Stockholders and Reid that:

Section 5.1 Corporate Organization. CNE, each of its subsidiaries and Merger Sub is each a corporation duly organized, validly existing and in good standing under the laws of the State of it organization with all requisite corporate power and authority to own or lease its properties and conduct its business as now owned, leased or conducted and CNE and Merger Sub each has all requisite corporate power and authority to execute, deliver and perform this Agreement and each instrument, document or agreement required hereby to be executed and delivered by it at, or prior to, the Closing. Schedule 5.1(a) sets forth a list of CNE's subsidiaries, including CareerEngine Network, Inc. ("CEN"), all of which are wholly owned by CNE free and clear of all liens and encumbrances except as set forth in Schedule 5.1(a). True and complete copies of the articles of incorporation and bylaws (or other organizational documents) of CNE and Merger Sub are included in Schedule 5.1(b). The minute books of CNE, each of its subsidiaries and Merger Sub previously made available to SRC are complete and accurately reflect all action taken prior to the date of this Agreement by its respective board of directors and stockholders in their capacities as such.

Section 5.2 Authorization. The execution and delivery by CNE and Merger Sub of this Agreement, the performance by CNE and Merger Sub of their respective obligations pursuant to this Agreement, and the execution, delivery and performance of each instrument required hereby to be executed and delivered at the Closing have been duly and validly authorized by all requisite corporate action on the part of CNE and Merger Sub, as the case may be, and no approval by the Stockholders of CNE is required. This Agreement has been, and each instrument, document or agreement required hereby to be executed and delivered by CNE and Merger Sub at, or prior to, the Closing will then be, duly executed and delivered, as the case may be. This Agreement constitutes, and, to the extent it purports to obligate CNE and Merger Sub to each such instrument, document or agreement will constitute (assuming due authorization, execution and delivery by each other party thereto), the legal, valid and binding obligation of CNE and Merger Sub, as the case may be, enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

Section 5.3 Approvals. Except for filings with the Secretary of State of the State of Florida relating to the Merger, to the knowledge of CNE, no filing or registration with, and no consent, approval, authorization, permit, certificate or order of any Court or Government Authority is required by any applicable Law or by any applicable Order or any applicable rule or regulation of any Court or Governmental Authority to permit CNE or Merger Sub, as the case may be, to execute, deliver or consummate the transactions contemplated by this Agreement or any instrument required hereby to be executed and delivered by either of them at or prior to the Closing.

Section 5.4 Capitalization. Schedule 5.4 (a) sets forth with respect to CNE its authorized and outstanding capital stock, which includes, without limitation,

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

common, preferred, options, warrants, derivatives, including but not limited to debt convertible into CNE Common Stock, and any other rights a CNE security holder has to shares of CNE Common Stock (collectively, the "CNE Capital Stock"). Each outstanding share of the CNE Capital Stock has been duly authorized, is validly issued, fully paid and non-assessable and was not issued in violation of any preemptive rights of any stockholder or any federal or state securities laws.

     (a) Except as disclosed in Schedule 5.4 (a), there is not outstanding any capital stock or other security, including, without limitation, any preferred stock, option, warrant, right, or convertible debt entitling the holder thereof to purchase or otherwise acquire any shares of CNE Capital Stock.

     (b) Except as disclosed in Schedule 5.4(b), there are no contracts, agreements, commitments or arrangements obligating CNE to (i) issue, sell, pledge, dispose of or encumber any shares of, or any options, warrants or rights of any kind to acquire, or any securities that are convertible into or exercisable or exchangeable for, any shares of, any class of CNE Capital Stock or (ii) redeem, purchase or acquire or offer to acquire any shares of, or any outstanding option, warrant or right to acquire, or any securities that are convertible into or exercisable or exchangeable for, any shares of, any class of capital stock of CNE.

Section 5.5 Absence of Conflicts. Neither the execution and delivery by CNE or Merger Sub, as the case may be, of this Agreement or any instrument required hereby to be executed by it at or prior to the Closing nor the performance by CNE or Merger Sub, as the case may be, of its obligations under this Agreement or any such instrument will to the knowledge of CNE or Merger Sub, as the case may be, (a) violate or breach the terms of or cause a default under (i) any applicable Law, (ii) any applicable Order or any applicable rule or regulation of any Court or Governmental Authority, (iii) the organizational documents of CNE or Merger Sub, or (iv) any contract or agreement to which CNE or Merger Sub is a party or by which it or any of its property is bound; or (b) result in the creation or imposition of any Liens on any of the properties or assets of CNE, any of its subsidiaries or Merger Sub; or (c) result in the cancellation, forfeiture, revocation, suspension or adverse modification of any existing consent, approval, authorization, license, permit certificate or order of any Court or Governmental Authority; or (d) with the passage of time or the giving of notice or the taking of any action by any third party have any of the effects set forth in clauses (a), (b) or (c) of this Section, except, with respect to clauses (a), (b), (c) or (d) of this Section, where such matter would not have a Material Adverse Effect on the business, assets, prospects or condition (financial or otherwise) of CNE and its subsidiaries, taken as a whole.

Section 5.6 Authorization For CNE Securities. All of the shares of A, B C Preferred Stock issuable pursuant to the Merger will be duly authorized and will, when issued, be validly issued, fully paid and non-assessable and not issued in violation of the preemptive rights of any stockholder of CNE. All of the A and C Warrants, when issued, will constitute the valid and legally binding obligation of CNE in accordance with their terms.

Section 5.7 SEC Documents. CNE has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the Securities Act and the Exchange Act (the "SEC Documents"), and during the twelve (12) calendar months prior to the Effective Time all such SEC

Documents have been filed in a timely manner. The SEC Documents have complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of CNE included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial condition of CNE as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). CNE has not received notification from the Commission, the AMEX and/or any federal or state securities bureaus that any investigation (informal or formal), inquiry or claim is pending, threatened or in process against CNE and/or relating to any of CNE's securities.

Section 5.8 Merger Sub. Merger Sub is a corporation duly incorporated under the laws of the State of Florida, is validly existing and in good standing under such laws and is a wholly-owned subsidiary of CNE. Merger Sub has no assets, liabilities or obligations and has engaged in no business except as contemplated by this Agreement.

Section 5.9 Undisclosed Liabilities. Except as and to the extent of the amounts specifically reflected or accounted for in the SEC Documents or as set forth in
Schedule 5.9, to its knowledge CNE has no material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due. The reserves reflected in the SEC Documents are adequate, appropriate and reasonable in accordance with GAAP.

Section 5.10 Certain Agreements. Except as set forth in the SEC Documents, neither CNE nor any of its subsidiaries nor any of its respective officers or directors, is a party to, or bound by, any contract, agreement or organizational document which purports to restrict, by virtue of a non-competition, territorial exclusivity or other provision covering such subject matter purportedly enforceable by a third party against CNE, any of it subsidiaries or any of its respective officers or directors, the scope of the business or operations of CNE, any of it subsidiaries or any of its respective officers or directors, geographically or otherwise.

Section 5.11 Absence of Changes. Except as set forth in Schedule 5.11, to the knowledge of CNE there has not been, since September 30, 2002, any material adverse change with respect to the business, assets, results of operations, and prospects or condition (financial or otherwise) of CNE. Except as set forth in
Schedule 5.11, since September 30, 2002, neither CNE nor any of its subsidiaries has engaged in any transaction or conduct of any kind that would be proscribed by Section 7.3 herein subsequent to the execution and delivery of this Agreement and up to the Closing Date.

Section 5.12 Litigation.

     (a) Except as set forth in SEC Documents, there are no actions at law, suits in equity, investigations, proceedings or claims pending or, to the knowledge of CNE threatened against or specifically affecting CNE before or by any Court or Governmental Authority.

     (b) Except as contemplated by this Agreement and except to the extent set forth in Schedule 5.12(b), CNE and each of its subsidiaries has performed all obligations required to be performed by it to date and is not in default under, and, to the knowledge of CNE, no event has occurred which, with the lapse of time or action by a third party could result in a material default under any contract or other agreement to which CNE or any of its subsidiaries is a party or by which it or any of its properties is bound or under any applicable Order of any Court or Governmental Authority.

Section 5.13 Tax Matters.

     (a) Except as set forth in Schedule 5.13(a) (and except for filings and payments of assessments the failure of which to file or pay will not materially adversely affect CNE), to the knowledge of the CNE (i) all Tax Returns which are required to be filed on or before the Closing Date by or with respect to CNE have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to CNE have been or will be satisfied in full, and
(v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

     (b) There is no claim against CNE for any Taxes, and no assessment, deficiency or adjustment has been asserted or, to the knowledge of CNE, Benoit or Conigliaro proposed with respect to any Tax Return of or with respect to CNE, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Schedule 5.13(b).

     (c) Except as set forth in Schedule 5.13(c), there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to CNE, or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to CNE. The total amounts set up as liabilities for current and deferred Taxes in the Interim Balance Sheet are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to CNE up to and through the periods covered thereby.

Section 5.14 Compliance with Law. Except as set forth in Schedule 5.14, to its knowledge CNE is in material compliance with all applicable statutes and other applicable Laws and all applicable rules and regulations of all federal, state, foreign and local governmental agencies and authorities.

Section 5.15 Affiliate Interests. Except as set forth in Schedule 5.15, no employee, officer or director, or former employee, officer or director, of CNE has any interest in any property, tangible or intangible, including, without limitation, patents, trade secrets, other confidential business information, trademarks, service marks or trade names, used in or pertaining to the business of CNE, except for the normal rights of employees and stockholders.

Section 5.16 Hazardous Materials.

     (a) CNE and each of its subsidiaries to CNE's knowledge is in compliance in all material respects with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder (together "Environmental Laws"), and CNE and each of its subsidiaries has all necessary government permits, licenses, certificates and approvals in relation thereto.

     (b) Neither CNE nor any of its subsidiaries has received any complaint, order, directive, claim, citation or notice of, and CNE does not know of any fact(s) that might constitute a violation(s) of any Environmental Laws.

     (c) Except in accordance with a valid governmental permit, license, certificate or approval listed in Schedule 5.16(c), to CNE's knowledge, there has been no emission, spill, release or discharge of Hazardous Material at CNE's place of business or any toxic or hazardous substances or wastes into or upon
(i) the air; (ii) soils or any improvements located thereon; (iii) the water (including adjacent water and underground water); or (iv) any sewer, septic system or waste treatment, storage or disposal system for which CNE or any of its subsidiaries will be held liable.

Section 5.17 Intellectual Property. Except as set forth in Schedule 5.17, CNE and each of its subsidiaries owns, or is licensed or otherwise has the right to use all Intellectual Property that are necessary for the conduct of the business and operations of CNE and each of its subsidiaries as currently conducted. To the knowledge of the CNE, (a) the use of the Intellectual Property by CNE and each of its subsidiaries does not infringe on the rights of any Person, and (b) no Person is infringing on any right of CNE or any of its subsidiaries with respect to any Intellectual Property. No claims are pending or, to the knowledge of the CNE, threatened that CNE or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property. All of the Intellectual Property that is owned by CNE and each of its subsidiaries is owned free and clear of all encumbrances and was not misappropriated from any Person. All of the Intellectual Property that is licensed by CNE and each of its subsidiaries is licensed pursuant to valid and existing license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss of any Intellectual Property of CNE or any of its subsidiaries.

Section 5.18 Disclosure. To the best of their knowledge CNE, Benoit and Conigliaro have disclosed in writing, or pursuant to this Agreement and the Schedules attached hereto, all facts material to the business, assets, prospects and condition (financial or otherwise) of CNE. To the best of their knowledge no representation or warranty to SRC, the Affiliated SRC Stockholders or Reid by CNE, Benoit or Conigliaro contained in this Agreement, and no statement contained in the Schedules attached hereto, any certificate, list or other writing furnished to SRC, the Affiliated SRC Stockholders and Reid by CNE pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. Each statement contained in this Agreement, the Schedules attached hereto, and any certificate, list, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed a representation and warranty of CNE for all purposes of this Agreement.

Section 5.19 Listing. CNE's Common Stock is accepted for trading on the AMEX (the "Principal Market").

Section  5.20  Permits.  CNE  does  not own and is not  required  to own or hold
franchises,   licenses,  permits,  consents,  approvals  and  authorizations  of
Governmental Authorities or Courts necessary for the conduct of its business.

Section  5.21  Employee  Benefit  Plans  and  Policies.  Except  as set forth in
Schedule 5.21, neither CNE nor any of its subsidiaries maintains or has an obligation to contribute to, and has at no time since the effective date of ERISA maintained or had an obligation to contribute to, any "employee pension benefit plan" as defined in Section 3(2) of ERISA with regard to any employee, past or present, and neither CNE nor any of its subsidiaries is or has at any time since the effective date of the Multiemployer Pension Plan Amendment Act of 1980 been a party to, or during such period made any contribution to, any "Multiemployer Plan" as defined in Section 3(37) of ERISA with regard to any employee, past or present.

Section 5.22 Labor Matters.

     (a) Neither CNE nor any of its subsidiaries is a party to any collective bargaining agreement.

     (b) To the knowledge of CNE it and each of its subsidiaries is in compliance in all material respects with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practices.

Section 5.23 Insurance. Schedule 5.23 sets forth a list of all policies of insurance currently in effect relating to the business or operations of CNE (true and complete copies of which have been furnished to SRC). Such insurance policies are in full force and effect. CNE is currently insured, and since the inception of operations by CNE has been insured, against such risks as companies engaged in the same or substantially similar business would, in accordance with good business practice, customarily be insured. CNE has given in a timely manner to its insurers all notices required to be given under such insurance policies with respect to all claims and actions covered by insurance, and, except as set forth in Schedule 5.23, no insurer has denied coverage of any such claims or actions or reserved its rights in respect of or rejected any of such claims. Neither CNE nor any of its subsidiaries has received any notice or other communication from any such insurer canceling or materially amending any of such insurance policies, and no such cancellation is pending or threatened. The execution of this Agreement and the consummation of the transactions contemplated hereby will not cause such insurance policies to lapse, terminate or be canceled and will not result in any party thereto having the right to terminate or cancel such insurance policies.

Section 5.24 Qualifications. CNE and each of its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business as now conducted or the character of the property owned or leased by it makes such qualification necessary and failure to so qualify could have a Material Adverse Effect on the financial condition, results of operations, business or properties of CNE or its subsidiaries, as the case may be. Schedule 5.24 sets forth a list of the jurisdictions in which CNE and each of its subsidiaries is qualified to do business, if any.

Section 5.25 Subsidiaries; Equity Investments. Except as set forth in Schedule 5.1(a), CNE has not controlled directly or indirectly, or had any direct or indirect equity participation in, any Person during the five-year period preceding the date hereof.

Section 5.26 Contracts and Commitments. Schedule 5.26 includes (a) a list of all written and oral contracts to which CNE is a party or by which its property is bound that involve consideration or other expenditure in excess of $10,000 or performance over a period of more than six months or that is otherwise material to the business or operations of CNE ("Material Contracts"); (b) a list of all real or personal property leases to which CNE is a party involving consideration or other expenditure in excess of $10,000 over the term of the lease ("Material Leases"); (c) a list of all guarantees of, or agreements to indemnify or be contingently liable for, the payment or performance by any Person to which CNE is a party ("Guarantees") and (d) a list of all contracts or other formal or informal understandings between CNE and each of its subsidiaries and any of its respective officers, directors, employees, agents or stockholders or their affiliates ("Related Party Agreements"). True and complete copies of each written CNE Material Contract, Material Lease, Guarantee and Related Party Agreement have been furnished to SRC, the Affiliated SRC Stockholders and Reid.

                                   ARTICLE VI

           COVENANTS OF SRC, THE AFFILIATED SRC STOCKHOLDERS AND REID

Section 6.1 Acquisition Proposals. Prior to the Closing Date, neither SRC nor any of its subsidiaries, nor any of their respective officers, directors, employees or agents nor any of the Affiliated SRC Stockholders or Reid shall agree to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, business combination or purchase of all or a substantial portion of the assets of, or a substantial equity interest in SRC or any of its subsidiaries, other than the transactions contemplated by this Agreement. SRC shall notify CNE of any unsolicited offer.

Section 6.2 Access. SRC shall, and shall cause its subsidiaries to afford CNE's officers, employees, counsel, accountants and other authorized representatives reasonable access, during normal business hours throughout the period prior to the Closing Date, to all of their respective properties, books, contracts, commitments and records and, during such period, shall furnish promptly any information concerning their respective businesses, properties and personnel as CNE may reasonably request; provided, however, that no investigation pursuant to this section or otherwise shall affect or be deemed to modify any representation or warranty made by SRC, any Affiliated SRC Stockholder or Reid pursuant to this Agreement.

Section 6.3 Conduct of Business by SRC Pending the Merger. SRC, each Affiliated SRC Stockholder and Reid covenant and agree that, from the date of this Agreement until the Closing Date, unless CNE shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement or the Denbridge
Agreements:

     (a) The business of SRC and each of its subsidiaries shall be conducted, and none of them shall take any action except, in the ordinary course of business and consistent with past practice.

     (b) SRC agrees that neither it nor any of its subsidiaries will: (i) issue, sell, pledge, dispose of or encumber, (A) any capital stock (or securities convertible into capital stock) or (B) any assets (other than in the ordinary course of business and consistent with past practice and not relating to the borrowing of money); (ii) amend or propose to amend the articles of incorporation or bylaws (or other organizational documents); (iii) split, combine or reclassify any outstanding capital stock, or declare, set aside or pay any dividend payable in stock, property or otherwise with respect to the capital stock whether now or hereafter outstanding; (iv) redeem, purchase or acquire or offer to acquire any of its capital stock; (v) create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness for borrowed money other than the ordinary course of business; or
(vi) except in the ordinary course of business and consistent with past practice, enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 6.3(b);

     (c) SRC shall use its best efforts to (i) preserve intact its business organization and the business organization of each of its subsidiaries, (ii) perform or cause to be performed all of its obligations and the obligations of each of its subsidiaries in or under any of such leases, agreements and contracts to which it is a party or to which its assets are subject, except for such obligations as it in good faith may dispute, (iii) keep available the services of its current officers and key employees and the current officers and key employees of each of its subsidiaries, (iv) preserve the goodwill of those having business relationships with it and each of its subsidiaries, (v) maintain and keep its and each of its subsidiaries properties in as good a repair and condition as currently exist, except for deterioration due to ordinary wear and tear, (vi) maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by it and each of its subsidiaries, (vii) collect its and each of its subsidiaries accounts receivable, and (viii) preserve in full force and effect all leases, operating agreements, easements, rights-of-way, permits, licenses, contracts and other agreements which relate to its and each of its subsidiaries assets (other than those expiring by their terms which are not renewable);

     (d) Neither SRC, the Affiliated SRC Stockholders nor Reid shall take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Merger set forth in Article VIII not being satisfied;

     (e) Neither SRC nor any of its subsidiaries shall (i) amend or terminate any Plan except as may be required by applicable Law, (ii) increase or accelerate the payment or vesting of the amounts payable under any Plan, or
(iii) adopt or enter into any personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement or any other employee benefit plan, agreement, arrangement, program, practice or understanding (other than the Plans); and

     (f) Neither SRC, the Affiliated SRC Stockholders nor Reid shall enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement.

Section 6.4 Confidentiality. SRC shall cause its respective officers, directors, employees, representatives and/or consultants to, and each Affiliated SRC
Stockholder and Reid shall, hold in confidence, and not disclose to any Person for any reason whatsoever, any non-public information received by them or their representatives in connection with the transactions contemplated hereby, including, but not limited to, all terms, conditions and agreements related to this transaction and all concepts (including multiples and methodology) used in negotiation of the Purchase Price, except (a) as required by Law; (b) for disclosure to officers, directors, employees and representatives of SRC as necessary in connection with the transactions contemplated hereby; and (c) for information which becomes publicly available other than through the actions of a party to this Agreement. In the event the Merger is not consummated, SRC , the Affiliated SRC Stockholders and Reid will return all non-public documents and other material obtained from CNE or its representatives in connection with the transactions contemplated hereby or certify to CNE that all such information has been destroyed.

Section 6.5 Press Releases. Except as may be required by applicable law, any pubic announcements or press releases to be issued by SRC with respect to the transactions contemplated hereunder shall require the CNE's prior written consent, which consent shall not be unreasonably withheld.

Section 6.6 Consents. Subject to the terms and conditions of this Agreement, SRC, the Affiliated SRC Stockholders and Reid shall each (i) obtain all consents, waivers, approvals authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (ii) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary or proper to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

Section 6.7 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any Governmental Authority or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, whether before or after the Effective Time, SRC, the Affiliated SRC Stockholders and Reid shall each cooperate and use reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and respond thereto.

Section 6.8 Intellectual Property Matters. SRC, the Affiliated SRC Stockholders and Reid shall use their best efforts to preserve SRC's ownership rights and the ownership rights of each of SRC's subsidiaries, as the case may be, to the Intellectual Property free and clear of any Liens and shall use their best efforts to assert, contest and prosecute any infringement of any issued foreign or domestic patent, trademark, service mark, trade name or copyright that forms a part of the Intellectual Property or any misappropriation or disclosure of any trade secret, confidential information or know-how that forms a part of the Intellectual Property.

Section 6.9 Notification of Certain Matters. SRC, the Affiliated SRC Stockholders and Reid shall each give prompt notice to CNE, orally and in accordance with Section 10.8 hereof, of: (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time, (b) any failure of SRC or any officer, director, employee or agent thereof, any Affiliated SRC Stockholder or Reid to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, or (c) any litigation, or any claim or controversy or contingent liability of which SRC, any Affiliated SRC Stockholder or Reid has knowledge of that might reasonably be expected to become the subject of litigation, against SRC or any of its subsidiaries or affecting any of its assets, in each case in an amount in controversy in excess of $10,000, or that is seeking to prohibit or restrict the transactions contemplated hereby.

                                   ARTICLE VII

                     COVENANTS OF CNE BENOIT AND CONIGLIARO

Section 7.1 Confidentiality. CNE, Benoit and Conigliaro agree, and CNE agrees to cause its officers, directors, employees, representatives and consultants, to hold in confidence all, and not to disclose to any Person for any reason whatsoever, any non-public information received by it or its representatives in connection with the transactions contemplated hereby except (a) as required by Law; (b) for disclosure to officers, directors, employees and representatives of CNE as necessary in connection with the transactions contemplated hereby or as necessary to the operation of CNE's business; and (c) for information which becomes publicly available other than through the actions of CNE. In the event the Merger is not consummated, CNE will return all non-public documents and other material obtained from SRC, the Affiliated SRC Stockholders and Reid or their respective representatives in connection with the transactions contemplated hereby or certify to the Company that all such information has been destroyed.

Section 7.2 Press Releases. Except as may be required by applicable law, any pubic announcements or press releases to be issued by CNE with respect to the transactions contemplated hereunder shall require the SRC's prior written consent, which consent shall not be unreasonably withheld.

Section 7.3 Conduct of Business by CNE Pending the Merger. CNE, Benoit and Conigliaro covenant and agrees that, from the date of this Agreement until the Closing Date, unless SRC shall otherwise agree in writing, which agreement shall be timely and not unreasonably withheld, or as otherwise expressly contemplated by this Agreement:

     (a) The business of CNE, CEN, CareerEngine, Inc. ("CE") and Randolph, Hudson & Co., Inc. ("RH"), both wholly owned subsidiaries of CEN, shall be conducted only in, and CNE shall not take any action except in, the ordinary course of business and consistent with past practice.

     (b) Neither CNE, CEN, CE nor RH shall, directly or indirectly, do any of the following: (i) issue, sell, pledge, dispose of or encumber, (A) any capital stock (or securities convertible into capital stock) of its capital stock or (B) any of its assets (other than in the ordinary course of business and consistent with past practice and not relating to the borrowing of money); (ii) amend or propose to amend its articles of incorporation or bylaws (or other organizational documents); (iii) split, combine or reclassify any of its outstanding capital stock, or declare, set aside or pay any dividend payable in stock, property or otherwise with respect to its capital stock whether now or hereafter outstanding; (iv) redeem, purchase or acquire or offer to acquire any of its capital stock; (v) create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness for borrowed money except in the ordinary course of business; or (vi) except in the ordinary course of business and consistent with past practice, enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this
Section 7.3(b);

     (c) Each of CNE, CEN, CE and RH shall use its best efforts to (i) preserve intact its business organization and the agreements to which it is a party or to which its assets are subject, except for such obligations as CNE, CEN, CE or RH in good faith may dispute, (ii) perform or cause to be performed all of its obligations in or under any of such leases, agreements and contracts, (iii) preserve the goodwill of those having business relationships with it, (iv) maintain and keep its properties in as good a repair and condition as currently exists, except for deterioration due to ordinary wear and tear, (v) maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by it, (vi) collect its accounts receivable, and (vii) preserve in full force and effect all leases, operating agreements, easements, rights-of-way, permits, licenses, contracts and other agreements which relate to its assets (other than those expiring by their terms which are not renewable);

     (d) Neither CNE, CEN, CE nor RH shall increase the salary, benefits, stock options, bonus or other compensation of any of its officers, directors or employees other than in the ordinary course of business and consistent with past practice;

     (e) Neither CNE, CEN, CE nor RH shall take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Merger set forth in Article IX not being satisfied;

     (f) Neither CNE, CEN, CE nor RH shall (i) increase or accelerate the payment or vesting of the amounts payable under any Plan, or (ii) adopt or enter into any personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement or any other employee benefit plan, agreement, arrangement, program, practice or understanding (other than the Plans);

     (g) Neither CNE, CEN, CE nor RH shall enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement; and

     (h) CNE shall maintain the listing of its Common Stock on the Principal Market. CNE shall not take any action, which would be reasonably expected to result in the delisting or suspension of its securities on the Principal Market (excluding suspensions of not more than one trading day resulting from business announcements by CNE). CNE shall promptly provide to SRC copies of any notices it receives from the Principal Market regarding the continued eligibility of the CNE Common Stock for trading on the Principal Market. Anything to the contrary not withstanding, except as otherwise restricted in subsections (g) and (h) above, CNE shall not be precluded from terminating or otherwise disposing of or reorganizing CE if it deems that such action is in the best interests of CE.

Section 7.4 Consents. Subject to the terms and conditions of this Agreement, CNE shall (a) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (b) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

Section 7.5 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any Governmental Authority or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, whether before or after the Effective Time, CNE agrees to cooperate and use reasonable efforts to defend against any such claim, action, suit, investigation or other proceeding and respond thereto.

Section 7.6 Delivery of Certificates and Warrants. As soon as practicable after the Closing Date, CNE will deliver to each SRC Stockholder the CNE A, B and C Preferred Stock certificates, the CNE Common Stock certificates and the A and C Warrants, as the case may be, contemplated by Article II of this Agreement.

Section 7.7 Access. CNE shall afford the SRC's officers, employees, counsel, accountants and other authorized representatives reasonable access, during normal business hours throughout the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, CNE shall furnish promptly to SRC any information concerning its business, properties and personnel as SRC may reasonably request; provided, however, that no investigation pursuant to this Section or otherwise shall affect or be deemed to modify any representation or warranty made by CNE pursuant to this Agreement.

Section 7.8 Intellectual Property Matters. CNE shall use its best efforts to preserve its ownership rights to the Intellectual Property free and clear of any Liens and shall use its best efforts to assert, contest and prosecute any infringement of any issued foreign or domestic patent, trademark, service mark, trade name or copyright that forms a part of the Intellectual Property or any misappropriation or disclosure of any trade secret, confidential information or know-how that forms a part of the Intellectual Property.

Section 7.9 Acquisition Proposals. Prior to the Closing Date, except as provided in Section 7.3, neither CNE, nor any of its officers, directors, employees or agents nor any party to this Agreement shall agree to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, business combination or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, CNE, any of its subsidiaries or Merger Sub, other than the transactions contemplated by this Agreement. CNE or Merger Sub shall notify SRC of any unsolicited offer.

Section 7.10 Notification of Certain Matters. CNE shall give prompt notice to SRC, orally and in accordance with Section 10.8 hereof, of: (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time, (b) any failure of CNE, or any of its officer, director, employee or agent thereof, or any party to this Agreement to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, or (c) any litigation, or any claim or controversy or contingent liability of which CNE has knowledge of that might reasonably be expected to become the subject of litigation, against CNE or any of its active subsidiaries or affecting any of its assets, in each case in an amount in controversy in excess of $10,000, or that is seeking to prohibit or restrict the transactions contemplated hereby.

Section 7.11 Restructuring of 12% Convertible Debentures. CNE shall use its best efforts to restructure the currently outstanding 12% Convertible Debentures (the "Debentures") of CEN into CNE's Class F Preferred Stock (the "F Preferred Stock"), which shall be non-voting, junior to all CNE Preferred Stock existing after the consummation of the Merger and, commencing no sooner than eighty seven
(87) months after issuance, will be redeemable, at CNE's option, for (i) an aggregate of no more than One Million, Two Hundred Thousand (1,200,000) shares of CNE Common Stock, or (ii) cash in the aggregate amount of Two Million Four Hundred Thousand ($2,400,000) Dollars. In the event CNE shall liquidate, the holders of the F Preferred Stock will share in any assets remaining after payment to the holders of any other then outstanding preferred stock on a pari passu basis with the holders of the CNE Common Stock as if the F Preferred Stock had been redeemed for CNE Common Stock as provided herein. The warrants, exercisable at $4.00 and $6.00 per share, to purchase an aggregate of One Million, Two Hundred Thousand (1,200,000) shares of CEN common stock issued in conjunction with the issuance of the Debentures, will become convertible after the Closing into a like number of shares of CNE Common Stock, but the expiration dates of these warrants will be extended three (3) years and the exercise prices will be reduced to Three ($3.00) Dollars and Five ($5.00) Dollars per share, respectively. The Debenture holders will be granted Five (5) year warrants to purchase an aggregate One Million, Two Hundred Thousand (1,200,000) shares of

CNE Common Stock at Fifty ($0.50) Cents per share. These warrants will be callable by CNE if the market price of CNE shares equals or exceeds $2.00 per share for a specified period of time and the warrant holders will be granted certain "piggy-back" registration rights with respect to the underlying shares.

Section 7.12 CNE Capitalization after Closing. After the Closing, the aggregate number of shares of CNE Common Stock to be retained by the current CNE stockholders, when added to the shares of CNE Common Stock for which the F Preferred Stock may be redeemed, will be Six Million, Seven Hundred and Ninety Thousand, Nine Hundred and Forty Four (6,790,944) shares.

                                  ARTICLE VIII

                                   CONDITIONS

Section 8.1 Conditions Precedent to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) No Order shall have been entered and remain in effect in any action or proceeding before any Court or Governmental Authority that would prevent or make illegal the consummation of the Merger;

     (b) There shall have been obtained any and all permits, approvals and consents of securities or "blue sky" commissions of each jurisdiction and of any other Governmental Authority that reasonably may be deemed to be necessary so that the consummation of the Merger and the transactions contemplated thereby will be in material compliance with all applicable Laws;

     (c) Receipt of all applicable material third party approval of the Merger and the transactions contemplated thereby;

     (d) No pending or threatened material litigation concerning: (i) CNE or SRC; (ii) the acquisition of their respective securities; or (iii) their continued operation after Closing, which would have a Material Adverse Effect on their business; and

     (e) There shall have occurred no adverse event, including, but not limited to, fire or other casualty, which materially affects CNE or SRC.

     (f) The directors of CNE shall have approved a stock option plan for CNE key employees, reasonably acceptable to SRC, pursuant to which, 3,000,000 shares of CNE Common Stock shall be reserved for issuance.

Section  8.2  Additional   Conditions  Precedent  to  Obligations  of  CNE.  The
obligation of CNE to effect the Merger is also subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) The representations and warranties of SRC, the Affiliated SRC Stockholders and Reid contained in this Agreement shall be true and correct in all material respects as of the date when made and in all material respects as of the Closing Date as though such representations and warranties had been made at and as of the Closing Date; all of the terms, covenants and conditions of this Agreement to be complied with and performed by SRC, the Affiliated SRC Stockholders and Reid on or before the Closing Date shall have been duly complied with and performed in all material respects, and a certificate to the foregoing effect dated the Closing Date and signed by the Chief Executive Officer of SRC shall have been delivered to CNE, and a copy of the resolutions of SRC's Board of Directors, certified by the Secretary of SRC as of the Closing Date, approving the terms of this Agreement and all transactions contemplated hereby shall have been delivered to CNE;

    (b) CNE shall have accepted and approved the completed Schedules and shall have been satisfied, in its sole discretion, with the results of its legal, financial, accounting and business due diligence.;

     (c) Since the date of this Agreement, no material adverse change in the business, condition (financial or otherwise), assets, operations or prospects of SRC and its subsidiaries, taken as a whole, shall have occurred, and SRC shall not have suffered any damage, destruction or loss (whether or not covered by insurance) which would have a Material Adverse Effect on the properties or business of SRC and its subsidiaries, taken as a whole, and CNE shall have received a certificate signed by the Chief Executive Officer of SRC dated the Closing Date to such effect;

     (d) SRC shall be merged into Merger Sub.

     (e) CNE shall have received the favorable opinion of John Osberger, Esquire, counsel to SRC, the Affiliated SRC Stockholders and Reid, dated the Closing Date, addressed to CNE, in form and substance reasonably satisfactory to counsel to CNE, with respect to SRC and each of its subsidiaries except for subparagraph (iv) below, which refers only to SRC, that:

          (i) it (A) has been duly organized and is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation, (B) is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, and (C) has all requisite power and authority (corporate and other) and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Agreement and the Exhibits and Schedules attached thereto (collectively for the purposes of the opinion (the "Agreement"); and to the best of counsel's knowledge;

          (ii) To the best of such counsel's knowledge, it does not own, directly or indirectly, an interest in any corporation, partnership, joint venture, trust or other business entity except as set forth in the Agreement;

          (iii) it has a duly authorized, issued and outstanding capitalization as set forth in this Agreement and except as set forth therein, to the best of such counsel's knowledge it is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described herein. All of its issued and outstanding securities have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any of its securities or any similar contractual right granted by it;

          (iv) SRC has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein; and SRC has duly authorized, executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by each other party hereto, constitutes SRC's legal, valid and binding agreement, enforceable against SRC in accordance with its terms
          (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as obligations to indemnify or contribute to losses may be limited by applicable law).

          (v) To the best of such counsel's knowledge, neither the execution nor delivery of this Agreement, SRC's performance hereunder and thereunder, SRC's consummation of the transactions contemplated herein and therein, or the conduct of its business as described in this Agreement, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of SRC pursuant to the terms of the certificate of its incorporation or bylaws;

          (vi) To the best of such counsel's knowledge no consent, approval, authorization or order of, and no filing with, any arbitrator, court, regulatory body, administrative agency, government agency or other body, domestic or foreign (other than such as may be set forth in this Agreement, as to which no opinion need be rendered), is required in connection with its performance of this Agreement and the transactions contemplated hereby and thereby;

          (vii) To the best of such counsel's knowledge it has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property as set forth in this Agreement to be owned or leased by it, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, other than those referred to in this Agreement and liens for taxes not yet due and payable;

          (viii) except as set forth in this Agreement, it is not, to the best of such counsel's knowledge, in breach of, or in default under, any term or provision of any license, contract, indenture, mortgage, lease, deed of trust, voting trust agreement, shareholders' agreement, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which it is a party or by which it is or may be bound or to which its property or assets (tangible or intangible) are or may be subject; and it is not in violation of any term or provision of (A) its certificate of incorporation or by-laws, (B) any authorization, approval, order, license, certificate, franchise or permit of any governmental or regulatory official or body, or (C) any judgment, decree, order, statute, rule or regulation to which it is subject;

          (ix) To the best of such counsel's knowledge it has the requisite licenses or other rights necessary to conduct its business. Such licenses are in full force and effect and, to such counsel's knowledge, there is no action, pending or threatened, with respect to the efficacy of such licenses;

          (x) To the best of such counsel's knowledge its minute books contain a complete summary of all of its meetings and actions of its directors and shareholders since the time of its incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

In rendering such opinion, such counsel may rely (a) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to CNE's counsel) of other counsel reasonably acceptable to CNE's counsel, familiar with the applicable laws; and
(b) as to matters of fact, to the extent counsel deems proper, on certificates and written statements of responsible officers of such counsel's client and certificates or other written statements of officers of departments of jurisdictions having custody of documents respecting the corporate existence or good standing of such counsel's client, provided that copies of any such statements or certificates shall be delivered to CNE's counsel, if requested. Such opinion shall state that CNE's counsel is entitled to rely thereon.

     (f) Michael Gutowski and Reid shall have entered into employment agreements with the Surviving Corporation acceptable to CNE.

Section 8.3 Additional Conditions Precedent to Obligations of SRC, the Affiliated SRC Stockholders and Reid. The obligation of SRC, the Affiliated SRC Stockholders and Reid to effect the Merger is also subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) The representations and warranties of CNE contained in this Agreement shall be true and correct in all respects as of the date when made and in all material respects as of the Closing Date as though such representations and warranties had been made at and as of the Closing Date, all the terms, covenants and conditions of this Agreement to be complied with and performed by CNE on or before the Closing Date shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated the Closing Date and signed by a senior corporate officer of CNE shall have been delivered to SRC, the Affiliated SRC Stockholders and Reid and a copy of the resolutions of CNE's Board of Directors, certified by its Secretary as of the Closing date, approving the terms of this Agreement and all transactions contemplated hereby shall be delivered to SRC, the Affiliated SRC Stockholders and Reid;

     (b) SRC, the Affiliated SRC Stockholders and Reid shall have accepted and approved the completed Schedules and shall have been satisfied, in their sole discretion, with the results of their legal, financial, accounting and business due diligence.;

     (c) Since the date of this Agreement, no material adverse change in the business, condition (financial or otherwise), assets, operations or prospects of CNE and its subsidiaries, taken as a whole, shall have occurred, and CNE shall not have suffered any damage, destruction or loss (whether or not covered by insurance) which has a Material Adverse Effect on the properties or business of CNE and its subsidiaries, taken as a whole, and SRC, the Affiliated SRC Stockholders and Reid shall have received a certificate signed by the Chief Executive Officer of CNE dated the Closing Date to such effect;

     (d) The CNE Common Stock shall be listed on the Principal Market and shall not have received any notice of delisting as of the Closing Date;

     (e) CNE has organized Merger Sub, as a Florida corporation, which is organized in a manner that will permit it to merge with SRC pursuant to the terms of this Agreement.

     (f) At Closing, prior to (i) the consummation of the Transaction and the financing described in Paragraph 8.3(h) below, and (ii) the restructuring of the Debentures as provided in Section 7.11 above, and excluding all treasury shares, CNE shall have no more than 5,590,944 shares of CNE Common Stock issued and outstanding on a fully-diluted basis excluding the shares into which the Debentures may be converted.

     (g) The execution and delivery by CNE and Merger Sub of this Agreement, the performance by CNE and Merger Sub of their respective obligations pursuant to this Agreement, and the execution, delivery and performance of each instrument required hereby to be executed and delivered by CNE or Merger Sub at the Closing have been duly and validly authorized by all requisite corporate action on the part of CNE or Merger Sub, as the case may be, and no approval by the stockholders of CNE is required, or, if required, shall have been obtained, or dissenters or appraisal rights are triggered pursuant to section 607.1320 of the FGCL.

     (h) CNE shall have obtained financing in the aggregate amount of no less than Seven Hundred and Fifty Thousand ($750,000) Dollars on terms and conditions no less favorable than the following:

Subordinated Notes due one (1) year after the date of issuance with interest at an annual rate of ten (10%) percent payable quarterly in cash plus five (5) year cashless warrants to purchase an aggregate Five Million, Two Hundred and Seven Thousand, Five Hundred and Fifty (5,207,550) shares of CNE Common Stock at Fifty ($0.50) Cents per share if financing of One Million, Two Hundred and Fifty Thousand ($1,250,000) Dollars is obtained with a pro rata reduction in the number of such warrants to the extent that the financing is less than that amount. The warrants will retain an 18.75% percent non-dilutive interest in CNE (reduced pro rata as provided in the preceding sentence) until CNE shall have consummated a financing in the aggregate amount of Three Million ($3,000,000) Dollars (the "Additional Financing"). Anything to the contrary not withstanding, CNE must repay the Notes to the extent of no less than one hundred (100%) percent of the proceeds it receives from any Additional Financing. The due date of the Notes may be extended for an additional year if CNE issues warrants to acquire five (5%) percent of the CNE Common Stock outstanding upon exercise of the warrants to be non-dilutive until the Additional Financing is consummated.

     (i) SRC, the Affiliated SRC Stockholders and Reid shall have received the favorable opinion of Barry Feiner, Esq., counsel to CNE, dated the Closing Date, with respect to CNE addressed to SRC, the Affiliated SRC Stockholders and Reid, in form and substance reasonably satisfactory to counsel to the SRC Stockholders, to the effect that:

          (i) it (A) has been duly organized and is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation, (B) is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, and (C) has all requisite power and authority (corporate and other) and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Agreement and the Exhibits and Schedules attached thereto (collectively for the purposes of the opinion (the "Agreement");

          (ii) to the best of counsel's knowledge, it does not own, directly or indirectly, an interest in any corporation, partnership, joint venture, trust or other business entity except as set forth in the Agreement;

          (iii) it has a duly authorized, issued and outstanding capitalization as set forth in this Agreement and except as set forth therein, to the best of counsel's knowledge, it is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described herein. All of its issued and outstanding securities have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any of its securities or any similar contractual right granted by it. The CNE Securities to be issued by CNE hereunder and the CNE Common Stock to be issued upon exercise of the C Warrants are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof and thereof, will be validly issued, fully paid and non-assessable and conform to the descriptions thereof contained in this Agreement; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the CNE Securities and CNE Common Stock has been duly and validly taken; and the certificates representing these securities are and will be in due and proper form. The C Warrants constitute valid and binding obligations of CNE to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of CNE called for thereby. Upon the issuance and delivery pursuant to this Agreement and the C Warrants of the securities to be issued and sold by CNE hereunder and thereunder, the Affiliated SRC Stockholders and Reid will acquire good and marketable title to such securities, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever. No transfer tax is payable by or on behalf of the Affiliated SRC Stockholders or Reid in connection with the issuance by CNE of the CNE Securities;

          (iv) it has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein; and it has duly authorized, executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by each other party hereto, constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as obligations to indemnify or contribute to losses may be limited by applicable law);

          (v) to the best of such counsel's knowledge, neither the execution nor delivery of this Agreement, CNE's performance hereunder and thereunder, CNE's consummation of the transactions contemplated herein and therein, or the conduct of its business as described in this Agreement, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of CNE pursuant to the terms of the certificate of its incorporation or bylaws;

          (vi) to the best of counsel's knowledge, no consent, approval, authorization or order of, and no filing with, any arbitrator, court, regulatory body, administrative agency, government agency or other body, domestic or foreign (other than such as may be set forth in this Agreement, as to which no opinion need be rendered), is required in connection with its performance of this Agreement and the transactions contemplated hereby and thereby;

          (vii) to the best of counsel's knowledge, it has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property as set forth in this Agreement to be owned or leased by it, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, other than those referred to in this Agreement and liens for taxes not yet due and payable;

          (viii) except as set forth in this Agreement, it is not, to the best of such counsel's knowledge, in breach of, or in default under, any term or provision of any license, contract, indenture, mortgage, lease, deed of trust, voting trust agreement, shareholders' agreement, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which it is a party or by which it is or may be bound or to which its property or assets (tangible or intangible) are or may be subject; and it is not in violation of any term or provision of (A) its certificate of incorporation or by-laws, (B) any authorization, approval, order, license, certificate, franchise or permit of any governmental or regulatory official or body, or (C) any judgment, decree, order, statute, rule or regulation to which it is subject;

          (ix) to the best of counsel's knowledge, its minute books contain a complete summary of all of its meetings and actions of its directors and shareholders since the time of its incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

In rendering such opinion, such counsel may rely (a) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the other parties' counsel) of other counsel reasonably acceptable to the other parties' counsel, familiar with the applicable laws; and (b) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of such counsel's client and certificates or other written statements of officers of departments of jurisdictions having custody of documents respecting the corporate existence or good standing of such counsel's client, provided that copies of any such statements or certificates shall be delivered to the other parties' counsel, if requested. Such opinion shall state that the other parties' counsel is entitled to rely thereon.

                                   ARTICLE IX

                                 INDEMNIFICATION

Section 9.1 Agreement by SRC, the Affiliated SRC Stockholders and Reid to Indemnify. SRC, the Affiliated SRC Stockholders and Reid agree to indemnify, defend and hold CNE and each of its directors, officers, employees, agents and attorneys (collectively the "CNE Indemnitees") harmless (subject to the limitations set forth in Section 9.1(d) below) from and against the aggregate of all SRC Indemnifiable Damages (as defined below).

     (a) For purposes of this Agreement, "SRC Indemnifiable Damages" means, the aggregate of all actual expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by the CNE Indemnitees, resulting from (i) any untruth or inaccuracy in or any breach of, a representation or warranty made by SRC, any Affiliated SRC Stockholder or Reid as defined in this Agreement in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by SRC, any affiliated SRC Stockholder or Reid in or pursuant to this Agreement,
(iii) any inaccuracy in any certificate delivered by SRC, any affiliated SRC Stockholder or Reid pursuant to this Agreement, or (iv) any claim which involves, affects or relates to any assets, properties or operations of SRC or the conduct of the business, of SRC prior to the Closing Date.

     (b) Each of the representations and warranties made by SRC, any Affiliated SRC Stockholder or Reid pursuant hereto shall survive for a period of one (1) year after the Closing Date, except (i) that the representations and warranties contained in Sections 3.10, and 3.17 shall survive until all applicable statutes of limitations have expired and (ii) the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.6, 3.7, 3.8, 4.1 and 4.2 shall not expire, but shall continue indefinitely. No claim for the recovery of the SRC Indemnifiable Damages may be asserted by CNE against SRC, the Affiliated SRC Stockholders or Reid after such representations and warranties have expired; provided, however, that claims for the SRC Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by CNE by investigation, the CNE Indemnitees shall have the right to fully rely on the representations, warranties, covenants and agreements of SRC, the Affiliated SRC Stockholders and Reid contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of SRC, the Affiliated SRC Stockholders and Reid contained in this Agreement is independent of each other representation, warranty, covenant and agreement;

     (c) In the event that a CNE Indemnitee believes he is entitled to a claim for any SRC Indemnifiable Damages hereunder, he shall promptly give written notice to SRC, the Affiliated SRC Stockholders and Reid pursuant to Section
910.8 of this Agreement of such claim, the amount or the estimated amount of such claim and the basis for such claim. If SRC and/or the Affiliated SRC Stockholders and/or Reid do not pay the amount of the claim for the SRC Indemnifiable Damages to the CNE Indemnitee within ten (10) days, then the CNE Indemnitee may exercise his or her rights under Sections 9.1 and 9.3 and/or take any action or exercise any remedy available to him or her by appropriate legal proceedings to collect the SRC Indemnifiable Damages.

     (d) Notwithstanding anything to the contrary contained in this Section 9.1, the liability of SRC, any Affiliated SRC Stockholder or Reid for the SRC Indemnifiable Damages shall be limited as follows:

     (i) A CNE Indemnitee shall have no claim for the SRC Indemnifiable Damages unless and until all SRC Indemnifiable Damages incurred by such CNE Indemnitee exceed an aggregate of $25,000 (the "Basket Amount"), in which event SRC, the Affiliated SRC Stockholders and Reid shall be liable for all such SRC Indemnifiable Damages including the Basket Amount.

     (ii) The total amount of SRC Indemnifiable Damages for which SRC, the Affiliated SRC Stockholders and Reid shall be liable to the CNE Indemnitees shall not exceed the Purchase Price.

Section 9.2 Agreement by CNE, Benoit and Conigliaro to Indemnify. CNE, Benoit and Conigliaro agrees to indemnify, defend and hold the SRC and each of its directors, officers, employees, agents and attorneys, each Affiliated SRC Stockholder and Reid (collectively the "SRC Indemnitees") harmless from and against the aggregate of all CNE Indemnifiable Damages (as defined below).

     (a) For purposes of this Agreement, "CNE Indemnifiable Damages" means, the aggregate of all actual expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by the Company, resulting from (i) any untruth or inaccuracy in or any breach of, a representation or warranty made by CNE as defined in this Agreement in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by CNE in or pursuant to this Agreement, (iii) any inaccuracy in any certificate delivered by CNE pursuant to this Agreement, or (iv) any claim which involves, affects or relates to any assets, properties or operations of CNE or the conduct of the business, of CNE prior to the Closing Date.

     (b) Each of the representations and warranties made by CNE in this Agreement or pursuant hereto shall survive for a period of one year after the Closing Date except (i) that the representations and warranties contained in Sections 5.13 and 5.16 survive until all applicable statutes of limitations have expired, and (ii) the representations and warranties contained in Sections 5.1, 5.2, 5.4, and 5.25 shall not expire, but shall continue indefinitely. No claim for the recovery of CNE Indemnifiable Damages may be asserted by the Company against CNE after such representations and warranties have expired; provided, however, that claims for CNE Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by the MLA Indemnitees by investigation, the SRC Indemnitees shall have the right to fully rely on the representations, warranties, covenants and agreements of CNE contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of CNE contained in this Agreement is independent of each other representation, warranty, covenant and agreement;

     (c) In the event that a SRC Indemnitee believes he or she is entitled to a claim for any CNE Indemnifiable Damages hereunder, he or she shall promptly give written notice to CNE pursuant to Section 10.8 of this Agreement of such claim and the amount or the estimated amount of such claim, and the basis for such claim. If CNE does not pay the amount of the claim for the CNE Indemnifiable Damages within ten (10) days, then such the SRC Indemnitee may exercise his or her rights under Sections 9.2 and 9.3 and/or take any action or exercise any remedy available to him or her by appropriate legal proceedings to collect the CNE Indemnifiable Damages;

     (d) Notwithstanding anything to the contrary contained in this Section 9. 2, CNE's, Benoit's and Conigliaro's liability for the CNE Indemnifiable Damages shall be limited as follows:

          (i) A SRC Indemnitee shall have no claim for the CNE Indemnifiable Damages unless and until all CNE Indemnifiable Damages incurred by such SRC Indemnitee exceed an aggregate of the Basket Amount of $25,000, in which event CNE shall be liable for all CNE Indemnifiable Damages including the Basket Amount;

          (ii) The total amount of CNE Indemnifiable Damages for which CNE, Benoit and Conigliaro shall be liable shall not exceed the value of the Purchase Price based on the closing bid price of the common stock underlying the C Preferred Shares on the Closing Date.

Section 9.3 Conditions of Indemnification. The obligations and liabilities of the parties hereto hereunder with respect to their respective indemnities pursuant to this Article IX resulting from any claim or other assertion of liabilities by third parties (hereinafter called collectively "Claims"), shall be subject to the following terms and conditions:

     (a) The party seeking indemnification (the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), notice of any such Claim within ten business days after the Indemnified Party receives notice thereof (provided that failure to give notice within such ten day period does not relieve the Indemnifying Party of his obligations to indemnify the Indemnified Party hereunder, except to the extent that such Indemnifying Party is harmed by the failure of the Indemnified Party to provide timely notice);

     (b) The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Claim;

     (c) If the Indemnifying Party shall elect not to undertake such defense, or within a reasonable time after notice of any such Claim from the Indemnified Party shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Claim at any time prior to settlement, compromise or final determination thereof); and

     (d) Anything in this Section 9.3 to the contrary notwithstanding, (A) the Indemnified Party shall have the right, at its own cost and expense, to have its own counsel to protect its own interests and participate in the defense, compromise or settlement of the Claim, (B) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified
Party of a release from all liability in respect of such Claim, and (C) the Indemnified Party, by counsel or other representatives of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Claim, and the Indemnifying Party and the Indemnified Party and their respective counsel shall cooperate with respect to such Claim.

Section 9.4 Applicability. THE PROVISIONS OF THIS ARTICLE IX SHALL APPLY NOTWITHSTANDING THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF THE INDEMNIFIED PARTY. IF BOTH THE INDEMNIFIED PARTY AND THE INDEMNIFYING PARTY ARE NEGLIGENT OR OTHERWISE AT FAULT OR STRICTLY LIABLE WITHOUT FAULT, THE CONTRACTUAL OBLIGATIONS OF INDEMNIFICATION UNDER THIS ARTICLE IX SHALL CONTINUE, BUT THE INDEMNIFYING PARTY SHALL INDEMNIFY THE INDEMNIFIED PARTY ONLY FOR THE PERCENTAGE OF RESPONSIBILITY FOR THE DAMAGE OR INJURIES ATTRIBUTABLE TO THE INDEMNIFYING PARTY.

                                    ARTICLE X

                                  MISCELLANEOUS

10.1 Termination. This Agreement may be terminated and the Merger and the other transactions contemplated herein may be abandoned at any time prior to the
Closing:

     (a) by mutual consent of CNE and SRC;

     (b) by either CNE or SRC if the Merger has not been effected on or before April 30, 2003 unless the Merger has not been effected by such date because of the terminating party's failure to comply with its obligations under this Agreement;

     (c) by either CNE or SRC if a final, unappealable order to restrain, enjoin or otherwise prevent, or awarding substantial damages in connection with, a consummation of the Merger or the other transactions contemplated hereby shall have been entered;

     (d) by CNE if (i) since the date of this Agreement there has been a material adverse change in the business operations or financial condition of SRC or (ii) there has been a material breach of any representation, warranty, covenant or other agreement set forth in this Agreement by SRC and/or any Affiliated SRC Stockholder and/or Reid, which breach has not been cured within ten (10) Business Days following receipt by the breaching party of notice of such breach (unless such breach cannot be cured within such time, reasonable efforts have begun to cure such breach prior to the tenth Business Day and such breach is then cured within thirty (30) days after notice);

     (e) by SRC: (i) if since the date hereof there has been a material adverse change in the business operations or financial condition of CNE; or (ii) if there has been a material breach of any representation, warranty, covenant or other agreement set forth in this Agreement by CNE, Benoit or Conigliaro which breach has not been cured within ten (10) Business Days following receipt by CNE of notice of such breach (unless such breach cannot be cured within such time, reasonable efforts have begun to cure such breach prior to the tenth Business Day and such breach is then cured within thirty (30) Business Days after notice).

Section 10.2 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 10.1, the parties hereto shall have no obligation or liability to each other except that the provisions of Sections 6.4, 6.7, 7.1, 7.5, 10.2 and 10.3 survive any such termination.

Section 10.3 Broker; Expenses. CNE on the one hand and SRC, the Affiliated SRC Stockholders and Reid on the other hand each represent and warrant to the other that there is no broker or finder involved in the transactions contemplated hereby. Regardless of whether the Merger is consummated, all costs and expenses in connection with this Agreement and the transactions contemplated hereby incurred by CNE shall be paid by CNE and all such costs and expenses incurred by SRC, the Affiliated SRC Stockholders and Reid shall be paid by them.

Section 10.4  Restrictions  on Transfer of CNE  Securities.  Each Affiliated SRC
Stockholder and Reid (i) acknowledges that the CNE Securities and any CNE securities that may be issued upon redemption and/or exercise of the CNE
Securities have not and will not be registered under the Securities Act and, therefore, may not be resold without compliance with the Securities Act and (ii) covenants that none of such securities will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the Commission and applicable state securities laws and regulations. All certificates evidencing the CNE Securities issued pursuant to this Agreement or upon any redemption and/or exercise of the CNE Securities will bear a legend in substantially the form below:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF

1933, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT, AND SUCH STATE LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY'S COUNSEL IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

In addition, these certificates will bear any legend required by the securities or blue sky laws of the state in which the Affiliated SRC Stockholder or Reid, as the case may be, receiving such securities resides.

Section 10.5 Waiver and Amendment. The party entitled to the benefits thereof may waive any provision of this Agreement at any time. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party hereto of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

Section 10.6 Public Statements. SRC and CNE agree to consult with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law. Anything to the contrary not withstanding, neither SRC, the Affiliated SRC Stockholders nor Reid shall issue a press release without the prior written approval of CNE, which consent can be withheld within CNE's absolute discretion.

Section 10.7 Assignment. CNE, SRC, the Affiliated SRC Stockholders and Reid each agree that they will not assign this Agreement. Furthermore, no other party to this Agreement may assign this Agreement without the prior written consent of the non-assigning parties.

Section 10.8 Notices. All notices, requests, demands, claims and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered in person or by courier, (ii) sent by telecopy or facsimile transmission, answer back requested, or (iii) mailed, by registered or certified mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

          if to SRC or any Affiliated SRC Stockholder:

          Michael Gutowski, President
          SRC Technologies, Inc.
          3733 NW 16th Street
          Lauderhill, FL 33311

          with a copies to:

          Larry Reid, CFO
          SRC Technologies, Inc.
          3733 NW 16th Street
          Lauderhill, FL 33311

              And

          Lawrence D. Greenberg, Esq.
          Manager of Legal Affairs
          SRC Technologies, Inc.
          3733 NW 16th Street
          Lauderhill, FL 33311

          if to CNE or Merger Sub:
          200 West 57th Street
          Suite 1103
          New York, New York 10019
          Attention:  George W. Benoit, President

          with copies to:

          Barry Feiner, Esq.
          170 Falcon Court
          Manhasset, New York 11030

                and

          Richard Reichler, Esq.
          25 Lisa Court
          Syosset, New York 11791

          if to George W. Benoit and Anthony S. Conigliaro
          200 West 57th Street
          Suite 1103
          New York, New York 10019

          with copies to:

          Barry Feiner, Esq.
          170 Falcon Court
          Manhasset, New York 11030

               and

          Richard Reichler, Esq.
          25 Lisa Court
          Syosset, New York 11791
or to such other address as any party shall have furnished to the other by notice given in accordance with this Section 11.. Such notices shall be effective, (i) if delivered in person or by courier, upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, when the answer back is received, or (iii) if mailed, upon the earlier of five (5) days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

Section 10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

Section 10.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated unless such an interpretation would materially alter the rights and privileges of any party hereto or materially alter the terms of the transactions contemplated hereby.

Section 10.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

Section 10.12 Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 10.13 Entire Agreement; Third Party Beneficiaries. This Agreement, including the Annexes, Exhibits and the Schedules hereto, constitutes the entire agreement and supersedes all other prior agreements and understandings, both oral and written, among the parties or any of them, with respect to the subject matter hereof (except as contemplated otherwise by this Agreement) and neither this Agreement nor any document delivered in connection with this, confers upon any Person not a party hereto any rights or remedies hereunder.

                            [signature page follows]

     IN WITNESS WHEREOF, CNE Group, Inc. and SRC Technologies, Inc. have caused this Agreement to be executed on their behalf by their respective officers thereunto duly authorized, and Benoit, Conigliaro, the Affiliated SRC Stockholders and Reid have caused this Agreement to be executed all as of the date first above written.

                                           CNE GROUP, INC.


                                           By:
                                               ---------------------------------
                                               Name:  George W. Benoit
                                               Title: President

                                           CNE ACQUISITION CORP.


                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:

---------------------------------------
George W. Benoit


---------------------------------------
Anthony S. Conigliaro

                                           SRC TECHNOLOGIES, INC.



                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


AFFILIATED SRC STOCKHOLDERS:

Signature: /s/ Michael Guttowski
          -----------------------------
Print Name: Michael Guttowski


Date:     April 22, 2003


Signature: /s/ Carol Guttowski
          -----------------------------
Print Name: Carol Guttowski

Date:           April 22, 2003

          -----------------------------
          Larry Reid

Date:     April 22, 2003

ANNEX A


                            SCHEDULE OF DEFINED TERMS

The following terms when used in the Agreement shall have the meanings set forth below unless the context shall otherwise require:

"A Preferred Stock" has the meaning set forth in Section 2.7(b)(ii).

"A Warrant" has the meaning set forth in Section 2.7(b)(ii).

"Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.

"Affiliated SRC Stockholders" means the holders of SRC Common Stock whose names are set forth on Exhibit A.

"Agreement" means the Agreement and Plan of Reorganization made and entered into as of April 22, 2003, by and among CNE, Merger Sub, George W. Benoit, Anthony S. Conigliaro, SRC, the Affiliated SRC Stockholders and Larry Reid, including any amendments thereto and each Annex (including this Annex A), Exhibit and schedule thereto (including the Schedules).

"AMEX" means the American Stock Exchange.

"Business Day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed.

"C Preferred Stock" has the meaning set forth in Section 2.7(b)(i).

"C Warrant" has the meaning set forth in Section 2.7(b)(i).

"CE" means CareerEngine, Inc., a wholly-owned subsidiary of CEN.

"CEN" means CareerEngine Network, Inc., a wholly-owned subsidiary of CNE.

"Closing" means a meeting, which shall be held in accordance with Section 2.3, of representatives of the parties to the Agreement at which, among other things, all documents deemed necessary by the parties to the Agreement to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by the Agreement are executed and delivered.

"Closing Date" means the date of the Closing as determined pursuant to Section 2.3.

"CNE" means CNE Group, Inc., and all its successors from time to time.

"CNE Capital Stock" means the authorized, issued and outstanding common and preferred stock of CNE, as set forth in Section 5.4.

"CNE Indemnifiable Damages" has the meaning set forth in Section 9.2

"CNE Securities" has the meaning set forth in Section 2.7(b)(i).

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

"Commission" means the Securities and Exchange Commission..

"Control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

"Court" means any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof.

"Denbridge Agreements" has the meaning set forth in Section 3.7(b).

"Effective Time" has the meaning set forth in Section 2.2.

"Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, as in effect on the Closing Date, any of which govern or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder.

"Exchange Act" means the Securities Exchange Act of 1934 and the Rules and Regulations promulgated thereunder.

"FGCL" means Section 607.1320 of Title XXXVI, Chapter 607 of the 2002 Florida Statutes as currently enacted and as may be amended from time to time.

"GAAP" means accounting principles generally accepted in the United States as in effect from time to time consistently applied by a specified Person.

"Governmental Authority" means any governmental agency or authority (other than a Court) of the United States, any foreign country, or any domestic or foreign state, and any political subdivision thereof, and shall include any multinational authority having governmental or quasi-governmental powers.

"Guarantees" has the meaning set forth in Sections 3.23 and 5.26, as the case may be.

"Hazardous Material" means any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including, without limitation, chemicals, compounds, metals, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires remediation under any Environmental, Health and Safety Laws in effect on the Closing Date, including, without limitation, the United States Department of Transportation Table (49 CFR 172, 101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and any amendments thereto; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. ss. 9601, et seq. (hereinafter collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss. 6901 et seq. (hereinafter, collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss. 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. ss. 1311, et seq.; the Clean Air Act, as amended (42 U.S.C. ss. 7401-7642); Toxic Substances Control Act, as amended, 15 U.S.C. ss. 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. ss. 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. ss. 11001, et seq. (Title III of SARA) ("EPCRA"); the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss. 651, et seq. ("OSHA"); any similar state statute or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority or Court to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

"Indemnified Party" has the meaning set forth in Section 9.3.

"Indemnifying Party" has the meaning set forth in Section 9.3.

"Instruments" has the meaning set forth in Section 2.7(c).

"Intellectual Property" means all patents, trademarks, copyrights and other proprietary rights.

"IRS" means the Internal Revenue Service.

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


"Knowledge" means the actual knowledge of the subject party, or any director or executive office of such party, as such knowledge has been or reasonably should have been obtained in the normal conduct of business.

"Law" means all laws, statutes, ordinances, rules and regulations of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

"Licenses"   means  all   licenses,   certificates,   permits,   approvals   and
registrations.

"Lien" means any mortgage, pledge, security interest, adverse claim, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Law of any jurisdiction.

"Material Adverse Effect" means, with respect to a Person, a material adverse effect on the properties, assets, liabilities, financial condition, business or operating earnings of such Person and its Subsidiaries, taken as a whole, or an effect which is reasonably likely to prevent or materially delay or materially impair the ability of such Person to consummate the transactions contemplated by this Agreement.

"Material Contracts" has the meaning set forth in Sections 3.23 and 5.26, as the case may be.

"Material Leases" has the meaning set forth in Sections 3.23 and 5.26, as the case may be.

"Merger" has the meaning set forth in the Recitals.

"Non-Affiliated SRC Stockholders" means all holders of SRC Common Stock who are not Affiliated SRC Stockholders.

"Order" means any judgment, order or decree of any federal, foreign, state or local Court or Governmental Authority.

"Person" means an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Court or Governmental Authority.

"Plans" has the meaning set forth in Section 3.14.

"Principal Market" has the meaning set forth in Section 5.19.

"Purchase Price" has the meaning set forth in Section 2.7(b)(i)

"Related Party Agreements" has the meaning set forth in Sections 3.23 and 5.26, as the case may be.

"Reports" means, with respect to a specified Person, all reports, registrations, filings and other documents and instruments required to be filed by the specified Person with any Governmental Authority.

"RH" means Randolph, Hudson & Co., Inc., a wholly owned subsidiary of CEN.

"SEC Documents" has the meaning set forth in Section 5.7.

"Securities Act" means the Securities Act of 1933 and the Rules and Regulations promulgated thereunder.

"SRC" means SRC Technologies, Inc., a Florida corporation, and all its predecessor entities and its successors from time to time.

"SRC Capital Stock" has the meaning set forth in Section 3.7.

"SRC Indemnifiable Damages" has the meaning set forth in Section 9.1.

"SRC Stockholders" has the meaning set forth in Section 2.7(b)(ii).

A "Subsidiary" of a specified Person is any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or of which the specified Person controls the management.

"Surviving Corporation" has the meaning set forth in Section 2.1.

"Tax Returns" means all returns, reports and filings relating to Taxes.

"Taxes" means all taxes, charges, imposts, tariffs, fees, levies or other similar assessments or liabilities, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any Law; and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

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